UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
First Niagara Financial Group, Inc.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROXY STATEMENT

2015 Annual Meeting of Stockholders

TABLE OF CONTENTS

First Niagara Financial Group, Inc.
726 Exchange Street, Suite 618
Buffalo, New York 14210
March 23, 2015
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of First Niagara Financial Group, Inc. to be held at 726 Exchange Street, 6th Floor Conference Center, Buffalo, New York 14210, on Wednesday, April 29, 2015 at 10:00 a.m. local time.
All holders of record of First Niagara Financial Group, Inc. common stock as of the close of business on March 6, 2015 are entitled to vote at the Annual Meeting.
As described in the accompanying Notice and Proxy Statement, holders of common stock will be asked to elect ten directors for one-year terms expiring in 2016, to provide advisory approval of First Niagara Financial Group, Inc.’s executive compensation (a “say on pay” vote), to ratify the appointment of KPMG LLP as First Niagara Financial Group, Inc.’s independent registered public accounting firm for the year ending December 31, 2015 and vote on a stockholder proposal.
Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please vote your shares electronically via the Internet, by telephone or by signing, dating and completing the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically via the Internet, QR Code, by telephone, or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone, via the Internet or QR Code. Our Proxy Statement includes additional instructions on voting procedures for stockholders whose shares are held by a brokerage firm or other custodian.

Sincerely,

/s/ Gary M. Crosby
Gary M. Crosby President and Chief Executive Officer

First Niagara Financial Group, Inc.
726 Exchange Street, Suite 618
Buffalo, New York 14210
(716) 819-5669
NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
to be held on April 29, 2015
Notice is hereby given that the Annual Meeting of Stockholders will be held at 726 Exchange Street, 6th Floor Conference Center, Buffalo, New York 14210 on Wednesday, April 29, 2015 at 10:00 a.m. local time.
The Annual Meeting is for the purpose of considering and acting upon:

1	The election of the ten directors named in the proxy statement
2	An advisory (non-binding) vote to approve the compensation paid to our Named Executive Officers as described in this proxy statement
3	The approval of the ratification of the Audit Committee's appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2015
4	Consideration of a Stockholder Proposal, if presented
The Board of Directors is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.
Stockholders who owned shares of common stock as of the close of business on March 6, 2015 are entitled to attend and vote at the Annual Meeting. A list of eligible stockholders will be available for inspection at the Annual Meeting, as well as for a period of ten days prior to the Annual Meeting, at our headquarters located at 726 Exchange Street, Suite 618, Buffalo, New York 14210. If you plan to attend the Annual Meeting in person, please RSVP by marking the appropriate box on the proxy card, or via email to investor@fnfg.com with RSVP as the subject line. Also, if you are a registered stockholder and will be attending the meeting in person, please bring valid photo identification. Stockholders that hold their shares in street name are required to bring valid photo identification and proof of stock ownership in order to attend the meeting, and a legal proxy from their broker, bank or other nominee to vote their shares.
For instructions on voting, please refer to the instructions on the enclosed proxy card.
It is important that your shares be represented and voted at the Annual Meeting.

/s/ Kristy Berner
Buffalo, New York	Kristy Berner
March 23, 2015	Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 29, 2015. The proxy statement and our 2014 Form 10-K are available at:

https://materials.proxyvote.com/33582V

PROXY SUMMARY

PROXY STATEMENT
First Niagara Financial Group, Inc.
726 Exchange Street, Suite 618
Buffalo, New York 14210
(716) 819-5669
ANNUAL MEETING OF STOCKHOLDERS
April 29, 2015
This proxy statement is being made available to stockholders of First Niagara Financial Group, Inc. on or about March 23, 2015 via the Internet and by delivery of printed copies by mail, and is furnished in connection with the solicitation of proxies on behalf of our Board of Directors of the Company for use at the 2015 annual meeting of stockholders (the "Annual Meeting"), which will be held at 726 Exchange Street, 6th Floor Conference Center, Buffalo, New York 14210 on Wednesday, April 29, 2015 at 10:00 a.m. local time, and at all adjournments or postponements of the Annual Meeting. On or about March 23, 2015 we began mailing to our stockholders printed copies of notice of annual meeting, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014 (the "2014 Form 10-K", together with the notice of annual meeting and proxy statement, the "proxy materials") as well as instructions on how to vote. Our 2014 Form 10-K is not part of the proxy solicitation material.

To assist you in reviewing the proposals to be acted upon, we have included a summary of certain information.
This summary does not contain all of the information that you should consider, and you should review the entire proxy statement before you vote.
Who can vote - "See Stockholders Entitled to Vote"
You must be a stockholder of record as of March 6, 2015 to vote at the Annual Meeting.
How to cast your vote - "See Voting Procedures"
We offer our stockholders a number of ways to vote, including by Internet, telephone, QR Code, or mail. A stockholder of record or beneficial owners of shares held by a broker, bank or other nominee may always vote in person by submitting a ballot at the Annual Meeting.

1

Voting matters
PROPOSAL I - Election of Directors
The Governance/Nominating Committee believes that our directors possess qualifications, skills and experience that are consistent with the standards for the selection of nominees for election to the Board described in the Board Nominations section. Biographical information for our directors is outlined in "Nominees for Director".

Name	Age	Director Since	Independent	Committee Memberships
Austin A. Adams	71	2014	✓	Chair Technology; Risk
G. Thomas Bowers	71	2003	✓	Governance/Nominating; Risk; Technology
Roxanne J. Coady	65	2011	✓	Chair Audit; Compensation
Gary M. Crosby	61	2013		Executive
Carl A. Florio	66	2009	✓	Chair Risk; Audit; Technology
Susan S. Harnett	58	2015	✓	Audit; Compensation
Carlton L. Highsmith	63	2011	✓	Chair Governance/Nominating; Audit
George M. Philip	67	2007	✓	Chair Compensation; Executive; Risk
Peter B. Robinson	66	2011	✓	Compensation; Risk; Technology
Nathaniel D. Woodson	73	2011	✓	Chair Executive; Governance/Nominating
ð Our Board recommends that you vote FOR all ten director nominees.
PROPOSAL II - Advisory Non-Binding Vote to Approve the Compensation of our Named Executive Officers
We ask stockholders to cast a non-binding advisory vote on the compensation of our Named Executive Officers - known generally as the “say-on-pay” vote. We have offered a say-on-pay vote since 2009, and our stockholders confirmed their preference for annual votes in 2011. Last year, 91% of the votes cast by our stockholders supported our executive compensation program, and we have averaged 92% support for say-on-pay over the past three years. We recommend that you read the "Compensation Discussion and Analysis," which explains how and why our Board’s Compensation Committee made executive compensation decisions for 2014.
ð Our Board recommends that you vote FOR approval of the Say on Pay Advisory Vote.
PROPOSAL III - Ratification of the Appointment of Independent Registered Public Accounting Firm
Each year, our Board’s Audit Committee selects our Company’s independent registered public accounting firm. For 2015, the Audit Committee selected KPMG LLP (KPMG) to fulfill this role.
ð Our Board recommends that you vote FOR the ratification of the Audit Committee’s selection of KPMG as our independent registered public accounting firm for 2015.
PROPOSAL IV - Stockholder Proposal
A stockholder proposal submitted by Mr. Kenneth Steiner entitled "Directors to be Elected by Majority Vote".
ð Our Board Recommends that you vote AGAINST this proposal for the following reason:
Since 2013, the first year our Board of Directors was fully de-classified and all directors were elected on an annual basis, every director has been elected with no less than 93.5% of the votes cast.  Over the last five years, our directors were re-elected with an average of 95.7% of the votes cast.  In addition, our Corporate Governance Guidelines (the "Guidelines") state that in an uncontested election (that is, the number of nominees is equal to the number of seats open) any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") shall tender his or her resignation to the Governance/Nominating Committee following certification of the stockholder vote. The Governance/Nominating Committee will promptly consider the resignation offer and in the absence of a compelling reason, will recommend that the Board accept the resignation. In a contested election of directors, directors will be elected by a plurality of

2

votes cast. A director standing for election in a contested election is not required to submit a resignation letter to the Board in the event that majority of the votes cast is not obtained.

The Board believes that the Board of Directors’ high re-election rates and the Corporate Governance Guidelines in effect already address the proponent’s concerns, and that amendment of the articles of incorporation and/or bylaws are not needed at this time.
Dates for the submission of stockholder proposals for the following year’s annual meeting
In order to be eligible for inclusion in our proxy statement for the 2016 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received no later than November 21, 2015.
In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to our Corporate Secretary not less than 90 and not more than 120 days prior to the first anniversary date of our annual meeting for the preceding year. We recommend you read "Advance Notice of Business to be Conducted at an Annual Meeting" for detailed information on how, when and where to give such notice.
First Niagara Performance Highlights
In 2014, on an operating basis, we reported net income available to common stockholders of $0.70 per diluted share, compared to operating net income of $0.75 per diluted share in 20131 reflecting the ongoing low interest rate environment in 2014 that challenged revenue growth. On a GAAP basis, earnings per share were a loss of $2.13 per share which included a pre-tax $1.1 billion goodwill impairment charge, $22 million in net reserves to address a process issue related to certain customer deposit accounts and $22 million in non-recurring restructuring expenses.
See "Business Highlights" in the Executive Summary for more information.
First Niagara Compensation Highlights

•
At the beginning of 2014, our Board’s Compensation Committee set compensation for our Named Executive Officers, which included i) base salary and ii) short and long-term incentive compensation targets. See “How We Make Compensation Decisions” for an outline of our compensation process

•	The Compensation Committee determined a financial performance factor for the Named Executive Officers' 2014 short-term incentive awards of 39.49%. See “Financial Performance Results” for details

•	The chart below outlines the total direct compensation elements earned by our Named Executive Officers in 2014 and does not replace the information provided in the "Summary Compensation Table"

Name and Principal Position	Salary ($)	Bonus ($)	Long-Term Incentive Award ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Gary M. Crosby President and CEO	997,731	—	2,320,784	562,000	37,657	3,918,172
Gregory W. Norwood Chief Financial Officer	562,615	—	756,574	283,100	37,651	1,639,940
Richard M. Barry Chief Risk Officer	483,923	—	478,080	197,100	26,210	1,185,313
Mark R. Rendulic EVP Consumer Financial Services	446,284	—	440,945	192,300	57,824	1,137,353
Joseph V. Saffire EVP Commercial Financial Services	334,615	105,000	452,805	254,600	162,611	1,309,631
1 Net income available to common stockholders on an operating basis is a non-GAAP financial measure. For a reconciliation of net income available to common stockholders on an operating basis to net income available to common stockholders and our rationale for using this measure, see Part 1, Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K filing for the year ended December 31, 2014.

3

(1)	See Grants of Plan-Based Awards Table for additional information.

•
The Committee approved an Equity Grant Policy effective January 1, 2014 that governs the timing of equity grants to non-employee directors and all employees. Additional information on the Equity Grant Policy can be found in the section titled "Compensation Policies"

•
The Committee adopted the First Niagara Bank Executive Change in Control Severance Plan (“CIC Plan”) and entered into cancellation agreements with Messrs. Crosby, Norwood, Barry and Rendulic to terminate their existing change in control agreements. Mr. Saffire’s change in control agreement expired by its term on December 31, 2014. Both the CIC Plan and the cancellation agreements were effective on January 1, 2015. Additional information on the CIC Plan can be found in the section titled "Details of Indirect Compensation"

•
The Committee adopted the First Niagara Bank Nonqualified Deferred Compensation Plan (the “NQDC”). The NQDC took effect on January 1, 2015. Additional information on the NQDC can be found in the section titled "Details of Indirect Compensation"

•
The Committee changed the long-term incentive award mix for our Named Executive Officers by eliminating stock options and increasing the target percentage of performance-based equity from 25% to 50% of the total long-term incentive award. Additional information on the 2015 long-term incentive award mix can be found in the section titled "Long-Term Incentive Award Vehicles"

STOCKHOLDERS ENTITLED TO VOTE

Holders of record of our common stock, par value $0.01 per share (“common stock”), as of the close of business on March 6, 2015 (the “Record Date”) are entitled to one vote for each share held, except as described below. As of the Record Date, we had 351,128,543 shares of common stock issued and outstanding. Holders of record of our preferred stock are not entitled to vote on any of the matters for consideration at the Annual Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary in order to constitute a quorum at the Annual Meeting. In the event there are not sufficient shares present for a quorum, or to approve or ratify any matter being presented at the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.
In accordance with the provisions of our Certificate of Incorporation, record holders of common stock who beneficially own, directly or indirectly, in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit, subject to limited exceptions detailed in our Certificate of Incorporation.
VOTING PROCEDURES AND METHOD OF COUNTING VOTES

Votes Required to Adopt Proposals
As to the election of directors, a stockholder may vote “FOR” the election of the ten nominees proposed by the Board, or “WITHHOLD AUTHORITY” to vote for one or more of the proposed nominees. Under our Bylaws, and as permitted under Delaware law, our directors are elected by a plurality of votes cast.
All of our directors are required to stand for election annually at our annual meeting of stockholders. Our Corporate Governance Guidelines (the "Guidelines"), which can be found on the Investor Relations section of our website at www.firstniagara.com, state that in an uncontested election (that is, the number of nominees is equal to the number of seats open) any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") shall tender his or her resignation to the Governance/Nominating Committee following certification of the stockholder vote. The Governance/Nominating Committee will promptly consider the resignation offer and in the absence of a compelling reason, will recommend that the Board accept the resignation. In a contested election of directors, directors will be elected by a plurality of votes cast. A director standing for election in a contested election is not required to submit a resignation letter to the Board in the event that majority of the votes cast is not obtained.

4

As to each of the other proposals on the agenda, a stockholder may vote FOR or AGAINST the proposal, or the stockholder may ABSTAIN from voting on the proposal. Under our Bylaws and Delaware law, approval of each of these proposals requires a majority of the votes present in person or by proxy and cast on the proposal.
Effect of Abstentions and Broker Non-Votes
Abstentions and broker non-votes will have no effect on the election of directors. For each of the proposals, abstentions are not treated as votes cast and will have no effect on the outcome of the vote, although abstentions are counted towards establishing a quorum. Broker non-votes (shares held by brokers, banks and other nominees that do not have discretionary authority to vote on a matter and have not received voting instructions from their customers) will have no effect on the outcome of the vote, although they are counted towards establishing a quorum. If you are a beneficial holder and do not provide specific voting instructions to your broker, bank or other nominee, the organization that holds your shares will not be authorized to vote on the proposal, other than the ratification of KPMG LLP as our independent registered public accounting firm. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.
Registered Stockholders
If you are a registered stockholder as of the Record Date, you can vote your shares using any of the following options:

•
Internet—as prompted by the menu found at www.proxyvote.com; follow the instructions to obtain your records and submit an electronic ballot. Please have your proxy card and your social security number or tax identification number available when you access this voting site

•	by telephone—call 1-800-690-6903 and then follow the voice instructions. Please have your proxy card and your social security number or tax identification number available when you call

•	by mail—complete and sign the accompanying proxy card and return it in the postage-paid envelope provided

•	QR Code—by scanning the QR Code on your proxy card with your mobile device

•	vote in person—if you are a stockholder of record and attend the Annual Meeting, you may vote in person at the meeting, but you must present valid photo identification
Shares Held in Street Name
If you have selected a broker, bank, or other intermediary to hold your shares of common stock rather than having the shares directly registered with our transfer agent, American Stock Transfer & Trust Company LLC (“AST”), you will receive instructions directly from your broker, bank or other intermediary in order to vote your shares. Your brokerage firm, bank or other intermediary may also provide the ability to vote your proxy by telephone or Internet. Please be advised that if you choose to not vote your proxy, your brokerage firm, bank or other intermediary will only have the authority under applicable stock market rules to vote your shares “FOR” or “AGAINST” the ratification of KPMG LLP. Accordingly, we urge you to vote by following the instructions provided by your broker, bank or other intermediary.
If you plan to attend the Annual Meeting, but are not a stockholder of record because you hold your shares in street name, please bring evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) and valid photo identification with you to the Annual Meeting. If you intend to vote in person at the Annual Meeting and you own your shares in street name, you also are required to bring to the Annual Meeting a legal proxy from your broker, bank or other intermediary.
REVOCATION OF PROXIES / VOTING OF SHARES

Stockholders retain the right to revoke their proxies or change their voting instructions in the manner described below. Unless so revoked, the shares represented by such proxies or voting instructions will be voted at the Annual Meeting and all adjournments or postponements of the Annual Meeting. Proxies solicited on behalf of the Board will be voted in accordance with the directions given on the proxy card or voting instructions. Where no instructions are indicated, validly executed proxies will be voted “FOR” the director nominees, “FOR” the

5

approval of the compensation of our Named Executive Officers, "FOR" the ratification of KPMG LLP and "AGAINST" the stockholder proposal.
Regardless of the voting method you use, you may revoke your proxy or change your voting instructions and cast a new vote at the Annual Meeting at any time before the polls close by:

•	Delivering a written notice of revocation to our Corporate Secretary at the address set forth in this proxy statement

•	Properly submitting a later dated vote

•	Attending the Annual Meeting and voting in person
HOUSEHOLDING

The Securities and Exchange Commission ("SEC") rules and regulations permit “householding,” by which we may deliver only one copy of our proxy materials, as applicable, to two or more stockholders who share an address. If you previously consented to householding, you will receive one copy of our proxy materials, as applicable, for all residents who own shares of our common stock. If you wish to revoke your consent to householding and receive a separate copy of our proxy materials, as applicable, you may direct your request to Broadridge by calling 1-800-579-1061 or by writing to First Niagara Financial Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you wish to request extra copies free of charge of our proxy materials or if you are a stockholder of record who receives multiple copies of our proxy materials, and you would prefer to receive only one copy of these materials per household, please send your request to Investor Relations, First Niagara Financial Group, Inc., 726 Exchange Street, Suite 618, Buffalo, New York 14210; call Investor Relations with your request at (716) 819-5669; or email Investor Relations at Investor@fnfg.com. If you hold your shares in street name and are receiving multiple copies of our Notice or proxy materials, you may be able to request householding by contacting your broker, bank or other intermediary.
ELECTRONIC ACCESS TO PROXY MATERIALS

The proxy materials are available at https://materials.proxyvote.com/33582V. Instead of receiving copies of our future Notice or proxy materials, as applicable, by mail, we encourage you to elect to receive an email that will provide electronic links to our proxy materials and also will give you an electronic link to the proxy voting site. Choosing to receive your future proxy materials online will save us the cost of producing and mailing the proxy materials or Notices to you and help conserve natural resources. You may sign up for electronic delivery by visiting http://enroll.icsdelivery.com/FNFG. If you have agreed to electronic delivery of proxy materials, but wish to receive printed copies, please contact our Corporate Secretary or Investor Relations Analyst at the address provided above.
CORPORATE GOVERNANCE

Board Independence
The Board has determined that, except for Mr. Crosby, each member of the Board is an “independent director” within the meaning of the NASDAQ corporate governance listing standards. Mr. Crosby is not considered independent because he is one of our executive officers.
In its assessment of independence of the directors, the Board considered the mortgage loan made to Mr. Bowers by First Niagara Bank, N.A., our wholly owned subsidiary ("the Bank"). As discussed under “Transactions with Certain Related Persons,” this loan was made in the ordinary course of business on substantially the same terms and conditions as those prevailing at the time the loan was made for comparable loans to employees. Also in assessing the independence of our directors, the Board discussed certain ordinary course banking transactions we entered into with of certain of our directors under “Transactions with Certain Related Persons.”

6

Board Leadership Structure
The Board has been chaired by an independent director, rather than by our Chief Executive Officer, since 2003. The current Chairman is Mr. Woodson. The Board believes that this separation of roles enhances the Chair's leadership of the Board, which in turn oversees management, and enhances our Chief Executive Officer's focus on managing our operations. Although we believe that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate in the current environment, our Board leadership structure may change in the future as our business, industry, and corporate governance practices evolve.
The Role of the Board in Risk Oversight
The Board’s Risk and Audit Committees, each comprised entirely of independent directors, play key roles in the Board’s understanding, identification and management of risk. The Risk Committee assists the Board in fulfilling its oversight responsibilities with respect to corporate risk management, lending, credit and trust related activities. The Risk Committee meets at least three times a year. It is charged with:

•	Providing specific oversight of our enterprise risk management policies and functions and reporting to the Board on its activities

•	Overseeing the implementation of an effective process for managing our interest rate, liquidity and market risks

•
Reviewing our risk-related capital plan and reviewing and providing guidance to the Board on significant financial policies and matters of corporate finance, including our dividend policy and the issuance or retirement of debt and other securities

The Audit Committee, in the course of assisting the Board in fulfilling its financially related oversight responsibilities, reviews the annual risk-based audit plan. The Audit Committee has oversight responsibility with respect to the integrity of our financial reporting process and system of internal controls.
Stockholder Communications with the Board
Stockholders who wish to communicate with our Board or with any director may write to the Chairman of the Board at First Niagara Financial Group, Inc., 726 Exchange Street, Suite 618, Buffalo, New York 14210. The letter should indicate that the writer is a stockholder, and if not a stockholder of record, should include evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares). Depending on the subject matter, the Chairman of the Board will:

•	Forward the communication to the director(s) to whom it is addressed

•	Handle the inquiry directly, for example, a request for information about us or a stock-related matter

•	Not forward or otherwise reply to the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic
At each Board meeting, the Chairman of the Board presents a summary of all communications received since the last meeting and makes those communications available to the other directors.
Code of Conduct
We have adopted a general Code of Conduct that sets forth standards of ethical business conduct for all of our directors, officers and employees. Additionally, we have adopted a Code of Ethics for Senior Financial Officers that is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards. Both documents are available on our website at www.firstniagara.com.
The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Conduct or Code of Ethics for Senior Financial Officers relating to, among other things:

•	Accounting practices, internal accounting controls, or auditing matters and procedures

•	Theft or fraud of any amount

7

•	Insider trading

•	Performance and execution of contracts

•	Conflicts of interest

•	Violations of securities or antitrust laws
Any employee, stockholder or other interested party can submit a report to the Audit Committee either:

•	By calling a 24-hour, toll-free hotline: 1-877-874-8416

•	By secure email at the following website: https://firstniagara.alertline.com
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
Persons and groups who beneficially own in excess of 5% of our common stock are required to file certain reports with the SEC and us regarding such ownership. The following table summarizes certain information regarding persons known by us who beneficially own in excess of 5% of our common stock:

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	25,035,088(1)	7.00%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	24,640,059(2)	6.90%
Barrow, Hanley, Mewhinney & Strauss, LLC 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	24,460,581(3)	6.88%
The Vanguard Group 100 Vanguard Boulevard Malvern PA 19355	21,320,905(4)	6.00%

(1)
Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 12, 2015. T. Rowe Price Associates, Inc. reports sole voting power with respect to 4,153,840 shares and sole dispositive power with respect to all 20,881,248 shares.

(2)
Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2015. BlackRock, Inc. reports sole voting power with respect to 23,497,345 shares and sole dispositive power with respect to 24,640,059 shares. As the parent holding company, BlackRock, Inc. is reporting beneficial ownership for securities acquired by the following of its subsidiaries: BlackRock Advisors, (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd and BlackRock Investment Management, LLC.

(3)
Based on a Schedule 13G filed by Barrow, Hanley, Mewhinney & Strauss, LLC with the SEC on February 10, 2015. Barrow, Hanley, Mewhinney & Strauss, LLC reports sole voting power with respect to 4,584,019 shares and sole dispositive power with respect to all 19,876,562 shares.

(4)
Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2015. The Vanguard Group reports sole voting power with respect to 235,196 shares, sole dispositive power with respect to 21,114,769 shares and shared dispositive power with respect to 206,136 shares. As the parent holding company, The Vanguard Group, Inc. reports that its wholly-owned subsidiary, Vanguard Fiduciary Trust Company is the beneficial owner of 206,136 shares as a result of its serving as investment manager of collective trust accounts, and its wholly-owned subsidiary, Vanguard Investments Australia, Ltd. is the beneficial owner of 29,060 shares as a result of its serving as investment manager of Australian investment offerings.

8

Security Ownership of Directors and Executive Management
The following table details, as of the Record Date, information concerning the beneficial ownership of our common stock by our director nominees and our named executive officers.
In general, beneficial ownership includes those shares that can be voted or transferred, including shares which may be acquired under stock options that are currently exercisable or become exercisable within 60 days.

Names	Position(s) held in the Company	Common Stock					Preferred Stock
		Shares Owned Directly and Indirectly(1)	Options Exercisable within 60 days	Beneficial Ownership	Percent of Class	Unvested Awards included in Beneficial Ownership(2)	Shares Owned Directly	Percent of Class
Nominees
Austin A. Adams(3)	Director	10,000	—	10,000	*	—	—	—
G. Thomas Bowers	Director, Chairman	88,338	—	88,338	*	—	—	—
Roxanne J. Coady	Director	60,936	235,400	296,336	*	—	—	—
Gary M. Crosby	Director, President and CEO	164,426	346,268	510,694	*	104,697	—	—
Carl A. Florio	Director	745,742	—	745,742	*	—	4,000	*
Susan S. Harnett(4)	Director	—	—	—	*	—	—	—
Carlton L. Highsmith	Director	69,159	34,078	103,237	*	—	—	—
George M. Philip	Director	66,108	33,060	99,168	*	—	4,000	*
Peter B. Robinson	Director	46,093	—	46,093	*	—	—	—
Nathaniel D. Woodson	Director	237,216	235,400	472,616	*	5,051	—	—
Named Executive Officers who are Not Directors
Richard M. Barry	Chief Risk Officer	81,203	88,429	169,632	*	47,809	—	—
Gregory W. Norwood	Chief Financial Officer	134,770	172,691	307,461	*	74,769	2,000	*
Mark R. Rendulic	EVP Consumer Financial Services	81,177	105,145	186,322	*	46,331	1,000	*
Joseph V. Saffire	EVP Commercial Financial Services	10,000	—	10,000	*	—	—	—
All Directors and Executive Officers (19 persons) (5)				3,157,119	*		11,000	*

*	Indicates less than 1%.

(1)	Each person exercises sole voting and dispositive power as to the shares reported, with the following exception: 61,740 shares in a trust for which Mr. Woodson is the co-Trustee.

(2)
Includes shares granted under the First Niagara Financial Group, Inc. 1999 Recognition and Retention Plan, the 2002 Long-Term Incentive Stock benefit Plan, and the 2012 Equity Incentive Plan, which are subject to future vesting, but as to which voting may currently be directed.

(3)	Mr. Adams was appointed a director in July 2014.

(4)	Ms. Harnett was appointed a director in January 2015.

(5)
Includes 5,134 shares of common stock allocated to the accounts of the Executive Officers under the First Niagara Financial Group, Inc. Employee Stock Ownership Plan ("ESOP") and excludes the remaining 2,201,859 shares of common stock owned by the ESOP for the benefit of the employees.  Mr. Crosby owns 943 shares, Mr. Barry owns 238 shares, Mr. Norwood owns 371 shares and Mr. Rendulic owns 897 shares under the ESOP.  Under the terms of the ESOP, shares of common stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP Trustee in the same proportion as the vote obtained from participants on allocated shares.  In 2014, the Board of Directors approved the termination of our ESOP as of December 31, 2014.  All participants in the ESOP on the termination date will become 100% vested. We applied to the Internal Revenue Service ("IRS") for a determination letter in the first quarter of 2015.  After the IRS issues a determination letter, we will notify ESOP participants of the available options for receiving their ESOP distributions.  The distribution options include an in-kind distribution to a qualified retirement plan, a direct in-kind distribution, a cash distribution to a qualified retirement plan, or a direct lump sum cash distribution.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and beneficial owners of more than 10% of our common stock are required to disclose beneficial ownership and changes in beneficial ownership in reports on Forms 3, 4, and 5, which are filed with the SEC. At the present time, we have no knowledge of any individual, group or entity with beneficial ownership of more than 10% of our outstanding common stock. In addition, based on our review solely of the Section 16 ownership reports filed by our directors and executive officers, and the written representations of our

9

directors and executive officers, we believe that all reports were timely filed for the year ended December 31, 2014, except for Ms. Signorille who filed one late report disclosing one transaction.
PROPOSAL I - ELECTION OF DIRECTORS

Our Board currently consists of ten members. At the Annual Meeting, the Board proposes that all of the currently serving directors be re-elected to serve for a term of one-year and until their respective successors have been duly elected and qualified. The Board has nominated Austin A. Adams, G. Thomas Bowers, Roxanne J. Coady, Gary M. Crosby, Carl A. Florio, Susan S. Harnett, Carlton L. Highsmith, George M. Philip, Peter B. Robinson and Nathaniel D. Woodson for election as directors, each of whom has agreed to serve if so elected for a one-year term that expires at the 2016 Annual Meeting of Stockholders. Please refer to the sections entitled “Nominees for Director” and “Security Ownership of Directors and Executive Management” for additional information regarding the nominees.

We intend that the proxies solicited on behalf of the Board, other than proxies in which the vote is withheld as to one or more nominees, will be voted at the Annual Meeting for the election of all nominees. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute, if any, as the Board may recommend. At this time, the Board is not aware of any reason why any nominee would be unable to serve if elected. Except as indicated in this document, there are no arrangements or understandings between the nominees and any other person involved in the nomination and selection process.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED UNDER PROPOSAL I
The following includes a discussion of the business experience for the past five years for each of our directors, nominees and executive officers, as well as the qualifications that were the basis for the Board determining that each director or nominee should serve on our Board. The term of office noted for directors also includes the appointment to the Board of our subsidiary, First Niagara Bank, N.A.
NOMINEES FOR DIRECTOR

AUSTIN A. ADAMS, 71, has been a director since July 2014 and is the Chairman of the Technology Committee and a member of the Risk Committee. In 2006 he retired as Executive Vice President and Corporate Chief Information Officer (CIO) at JP Morgan Chase (JPM) where he was a member of the 13-person Operating Committee and managed 28,000 employees and a $7 billion budget. Mr. Adams joined JPM upon its merger with Bank One in July 2004. Prior to the merger, he served as Executive Vice President and CIO of Bank One. Before joining Bank One, he was the CIO at First Union Corporation (now Wells Fargo Corporation) for sixteen years. During his career as a CIO, Mr. Adams led more than 100 mergers and spearheaded a $5 billion information technology insourcing program at JPM -- the largest insourcing ever undertaken within the financial services industry. Mr. Adams serves on the board of three public companies, Dun & Bradstreet, Spectra Energy Corp., and CommScope. From 2011 to 2014, he served as Chairman of the Board of CommunityOne Bank, N.A. Mr. Adams was recognized as the 2004 CIO of the Year by Waters magazine. In 2002, Business 2.0 magazine named him one of the 16 most influential technology people in the world. He earned a bachelor’s degree in Business Administration and a Master of Sciences from Appalachian State University (ASU). He received Appalachian State’s Distinguished Alumnus award and is a member of the ASU Athletic Hall of Fame. Mr. Adams is a 35-year banking veteran who spent the majority of his career overseeing technology and operations during a dramatic consolidation of the industry. He brings to the Board his decades of technology, operations and management experience in the banking industry.

10

G. THOMAS BOWERS, 71, has been a director since 2003 and serves on the Risk, Governance/Nominating and Technology Committees. He served as Chairman of the Board from October 2007 to April 2014. He was appointed to the Board in January 2003 in connection with our merger with Finger Lakes Bancorp, Inc. where he had been Chairman, President, and Chief Executive Officer from 1995 to 2003. He is the former President, Chief Executive Officer and Chairman of Ithaca Bancorp, Inc., and the former President and Chief Executive Officer of Columbia Banking Savings and Loan Association, a Federal savings and loan. He has served two terms on the Board of the Federal Home Loan Bank of New York and on the board of over twenty non-profit organizations. Mr. Bowers also served as Chairman of the Board of Catalyst Direct, a privately held company in Rochester, New York. Mr. Bowers offers experience as President and Chief Executive Officer of three different banks in upstate New York during his 40 year career in banking. His knowledge of the regulatory landscape, and principles of effective corporate governance, together with his seven-year service as Chairman of Board, brings valuable insight and advice to the First Niagara Board of Directors.

ROXANNE J. COADY, 65, has been a director since April 2011, is Chairman of the Audit Committee and a member of the Compensation Committee. She was appointed to the Board in 2011 in connection with our merger with NewAlliance Bancshares, Inc. where she served on the Audit Committee, as well as the Trust Committee, which she chaired. She also chaired the Loan Committee, and served on the board of its predecessor, New Haven Savings Bank, since 1995. She is President and Chief Executive Officer of R.J. Julia Booksellers, Ltd., which she founded in 1990. She also founded an on-line retailer, JustTheRightBook.com in 2009. Ms. Coady is a former National Tax Director and Partner in BDO Seidman, Chairman of the Tax Division of the New York State Society of CPAs and Chair of the Partnership Committee Task Force of the American Institute of CPAs and has served as a Delegate for the White House Conference on Small Business. She is the founder and Chair of Read to Grow, a statewide literacy organization in Connecticut. Her business and community involvement also includes the Boards of the Connecticut Business and Industry Association, Governor’s Early Childhood Research and Policy Council, The Connecticut Council for Education Reform and the Kenyon Review. As a Board member, Ms. Coady brings a deep knowledge of the New England and Tri-state business environment in which we operate. Her background in accounting and tax legislation enable her to provide expertise to the Board in the areas of financial best practices and risk management.

GARY M. CROSBY, 61, was appointed as our President and Chief Executive Officer on December 19, 2013. He was appointed to the Board of Directors on the same date and serves on the Executive Committee. Mr. Crosby had served as our interim President and CEO since March 2013. From February 2010 to March 2013, he served as our Executive Vice President and Chief Operating Officer. Mr. Crosby joined us as Executive Vice President and Chief Administrative Officer in July 2009. In these roles, he championed our focus on operational excellence, was the architect of our risk management capabilities build-out, and led the successful system conversions associated with our recent acquisitions. Prior to joining First Niagara, Mr. Crosby entered public service in 2004 serving as Chief Financial Officer and Chief Operating Officer of the Buffalo City School District, the second largest school district in New York State, until 2009. In 2008, the district was named one of the top three big-city school districts in the country for financial management after being classified in 2003 as one of the worst. Mr. Crosby was a founding shareholder of ClientLogic Corporation, serving as chief financial and chief operating officer. During his tenure, the company grew from three to 3,000 employees, expanded internationally and received recognition for best-in-class customer service and innovation. He was also a partner with Seed Capital Partners, LLC a venture capital firm, and has held senior financial leadership positions in the banking and manufacturing industries. He is a magna cum laude graduate of Canisius College. Gary is an active volunteer in the Western New York community and was recognized as Business First’s CFO of the year in 2008 for his community service. He is currently a board member of the Buffalo Public School Foundation; Buffalo Niagara Partnership; is trustee emeritus of the YMCA of Buffalo Niagara; and is on the Federal Reserve Bank of New York - Upstate New York Regional Advisory Board.

11

CARL A. FLORIO, 66, has been a director since January 2009, is Chairman of the Risk Committee and a member of the Audit and Technology Committees. He has been the Vice Chairman of Paradigm Capital Management, Inc., an institutional money management firm since 2008. Mr. Florio is a member of the Management Committee of CL King and Associates, an institutional fixed income equity trading and research group. He served as our senior executive upon completion of the merger between us and Hudson River Bancorp, Inc., from January 2005 to January 2008. Prior to that, he had been President and Chief Executive Officer of Hudson River Bancorp, Inc. beginning in 1995. He is currently a director of American Bio Medica Corporation, where he is a member of the Audit, Compensation and Executive Committees. As former Audit Chair of the Federal Home Loan Bank of New York, Mr. Florio brings valuable risk management experience. His service as President and Chief Executive Officer of Hudson River Bank & Trust Company gives him a deep knowledge of the Eastern New York sector of our business, and his prior executive positions with us provide first-hand knowledge of us and our personnel. He provides expertise to the Board in the areas of risk management, investment banking, and institutional stockholders.

SUSAN S. HARNETT, 58, has been a director since January 2015 and serves on the Audit and Compensation Committees.  From 2012 to March 2015 she was the Chief Operating Officer and a member of the Board of Directors of QBE North America, a subsidiary of QBE Insurance Group Limited, one of the world’s largest insurers and reinsurers.  In this role Ms. Harnett is responsible for overseeing QBE North America's claims, information technology and corporate legal teams. Prior to 2012, Ms. Harnett worked in the Global Consumer Banking division of Citigroup in various positions from 1979 until 2012, including President and Managing Director heading Local Consumer lending from 2011 to 2012 and Head of Business Performance Management for the Global Consumer Bank from 2008 to 2011.  Prior to 2008, she served as CEO of Citi Germany and Deputy CEO/Retail Bank Head of the EMEA region.  Prior to that, from 1999 to 2001, Ms. Harnett served as Senior Vice President of Global eCommerce in Amsterdam for ABN AMRO Bank N.V.  Ms. Harnett began her financial services career in mortgage banking at Chicago thrifts that were acquired by Citigroup in the early 1980s. She ascended through the ranks of Citi's consumer banking business, becoming President of Citibank Canada in Toronto from 1997 to 1999. Ms. Harnett was the chair of the Global Perspectives Advisory Group, Marquette University College of Business and is currently a member of the Dean’s Council of Marquette University and a trustee of the American Institute of Contemporary German Studies. Ms. Harnett graduated from the Kellogg School of Management Executive MBA Program at Northwestern University and received her B.A. from Marquette University. Ms. Harnett has a proven record of success in driving operational excellence at large and complex financial services organizations, and she brings a tremendous amount of financial services and insurance expertise to the Board.

CARLTON L. HIGHSMITH, 63, has been a director since April 2011, is Chairman of the Governance/Nominating Committee and a member of the Audit Committee. He was appointed to the Board in connection with our merger with New Alliance Bancshares, Inc. where he served on the Compensation and Loan Committees of the Board since 2006. He founded The Specialized Packaging Group based in Hamden, Connecticut in 1983, and served as its President and Chief Executive Officer from 1983 to 2009. He grew his company to become one of North America’s largest independent paperboard packaging manufacturers. He merged his company with PaperWorks Industries in 2009 to form the third largest integrated recycled paperboard manufacturing company in North America, and assumed the role of Vice Chairman of the Board until his retirement in 2010. Mr. Highsmith is a Trustee of Quinnipiac University, Chairman of Connecticut Center for Arts & Technology, a Director of Achievement First Charter School Management Organization, and Chairman of I Have a Dream, New Haven. He served on the Federal Reserve Bank of Boston Community Development Advisory Council of New England and is a member of the Yale New Haven Hospital Board of Trustees, where he serves on the Finance and Budget Committee. He provides the Board with deep knowledge of the New England and Tri-state business environment in which we operate as well as expertise in the areas of strategy and management that he gained in his career.

12

GEORGE M. PHILIP, 67, has been a director since 2007, is Chairman of the Compensation Committee and a member of the Executive and Risk Committees. He has served as President of the University at Albany (SUNY) from November 2007 to January 2013 when he retired. He retired as Executive Director of the New York State Teachers Retirement System, one of the ten largest retirement funds in the nation, where he worked from 1971 - 2007. Mr. Philip served as an independent director of US Airways Group, Inc. from 2004 until 2013 when he resigned. While on the Board of US Airways Group, Inc., he was Chairman of the Audit Committee and member of the Corporate Governance and Nominating Committee. He is a current or past member of numerous professional organizations and governing bodies involved in financial, educational, health related and community activities. With his long service with the New York State Teachers’ Retirement System, Mr. Philip brings expertise in financial matters and risk management. His position at US Airways Group, Inc. provides additional large public company experience in a government regulated industry. Mr. Philip's numerous other nonpublic company board positions give him a special understanding of the education, health care and technology sectors.

PETER B. ROBINSON, 66, has been a director since March 2011 and is a member of the Compensation, Risk and Technology Committees. He retired in 2010 from the Burger King Corporation, where he most recently served as Executive Vice President, with responsibility for Burger King’s global marketing and strategy functions. From 2006 to 2009 he was the Executive Vice President and President of Burger King’s Europe, Middle East and Africa business segment. Before joining Burger King, Mr. Robinson was Senior Vice President of General Mills, Inc. and President of Pillsbury, U.S.A. from 2001 to 2006. Earlier in his career, he held positions of increasing responsibility at The Pillsbury Company, Pepsico, Kraft General Foods and Procter & Gamble. He is currently a director of Lumber Liquidators, Inc., a rapidly-growing supplier and retailer of hardwood flooring. As a Board member, Mr. Robinson brings deep marketing, strategy and risk management experience.

NATHANIEL D. WOODSON, 73, has been a director since April 2011, Chairman of the Board since April 2014, is Chairman of the Executive Committee and a member of the Governance/Nominating Committee. He was appointed to the Board in 2011 in connection with our merger with NewAlliance Bancshares, Inc., where he served on Compensation and Governance Committees, and chaired the Loan and Audit Committees at various times. He also served on the board of its predecessor, New Haven Savings Bank since 2000. He retired from his position as Chairman, President, and Chief Executive Officer of UIL Holdings Corporation and its subsidiary, United Illuminating Company in 2006. Previously, he was President of the Energy Systems Business Unit for Westinghouse Electric Corporation where he was responsible for the company’s global, commercial nuclear power generation activities. Mr. Woodson has served as Chairman of the Regional Leadership Council and the Regional Growth Partnership in the Greater New Haven area and was a member of the Advisory Committee on Investor Responsibility at Yale University and a Member of the Governor’s Council on Competitiveness and Technology. He was co-chair of the Governor’s Committee to redesign Connecticut’s Vo-Tech High Schools, and a member of the Board of C.U.R.E. and Yale New Haven Hospital. His prior experience with New Alliance and New Haven Savings Bank provide deep knowledge of the New England and Tri-state markets in which the bank operates. He is an active supporter and investor in a number of small entrepreneur startup companies. Mr. Woodson's knowledge of our business and its culture, goals, strategies and operations derived from his 14 years as a director in the banking industry, together with the risk management experience acquired through executive level positions held in the nuclear energy industry, demonstrates the experience necessary to serve as our non-executive chairman of the board.

13

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

RICHARD M. BARRY, 49, is Executive Vice President and Chief Risk Officer. He was appointed to this role in July 2012. He is responsible for our Enterprise Risk Management ("ERM") function, including ERM Strategy, Credit Risk, Credit Risk Review, Market Risk, Operational Risk, Compliance and Regulatory Risk and Corporate Social Responsibility. He joined us in December 2011 as Chief Credit Officer. Mr. Barry’s background includes more than 25 years of leadership experience in credit and banking, including at Citizens Financial Group, a commercial bank holding company headquartered in Providence, Rhode Island, where he served as Chief Credit Officer for Wholesale Banking from 2010 to 2011. He also served as President of Citizens Financial Group's Connecticut region from 2005 to 2010. Prior to Citizens, Mr. Barry held a series of leadership positions in lending and credit with Fleet Bank and BayBank. He earned a bachelor’s degree in finance from Bentley University and an MBA from Babson College.

LIAM M. BRICKLEY, 56, is Senior Vice President and Chief Credit Officer. Mr. Brickley joined First Niagara in December 2012 after a 20-year career at Citizens Financial Group where he most recently served as Chief Credit Officer for Wholesale Banking from May 2011 to November 2012. Prior to that he served as Senior Credit Officer for Corporate Middle Market and Commercial Real Estate of Citizens Financial Group from April 2005 to April 2011. Prior to Citizens Mr. Brickley held a series of leadership positions in commercial lending and credit with Mellon Bank and Wells Fargo. Mr. Brickley earned a bachelor’s degree in business administration from Saint Joseph’s University, and an MBA from Drexel University.

BRIAN M. DEMPSEY, 37, is Senior Vice President, Corporate Controller and Principal Accounting Officer. Mr. Dempsey has held this position since October 2014. He joined First Niagara in October 2009, as First Vice President and Corporate Reporting Manager until January 2013. He served as the Director of Finance Accounting responsible for all external reporting from January 2013 to July 2014. From August 2014 to October 2014, he served as Interim Corporate Controller and Principal Accounting Officer. Prior to joining First Niagara, Mr. Dempsey was a Senior Manager at PricewaterhouseCoopers, where he audited banks and financial service companies. Mr. Dempsey holds a bachelor’s degree in accounting from Canisius College and is a Certified Public Accountant.

INDER J. KOUL, 55, serves as our Executive Vice President and Chief Information Officer (CIO), a position he has held since January 2014. In addition to leading all Technology and Information Security functions, Mr. Koul is also implementing our four-year Strategic Investment Program. As a member of the Management Committee, he also chairs the Enterprise Investment Review Committee. Mr. Koul also manages our Enterprise Chief Digital Officer function that includes Digital Technology, Digital Products, Digital Marketing, Data and Social Media operations. Mr. Koul joined us in November 2012 as Senior Vice President and Chief Information Officer. Previously, Mr. Koul served Interim Chief Information Officer of Huntington Bancshares Incorporated, where he also served as the Chief Information Officer for Commercial, Auto Finance and Corporate Services groups from October 2010 to November 2012, and as the Enterprise Project Management Director from March 2010 to November 2012. Prior to joining Huntington, he was with Bank of America for seven years in a variety of senior executive positions, including business processing, operations, customer service and IT program management roles.  He led integrated solutions delivery and supervised operations in areas such as Small Business, Wealth and Global Customer Service & Support. Earlier in his career, he managed implementation of large-scale programs at IBM, KPMG Consulting, Verizon, Morgan Stanley and Citibank UK.  Mr. Koul is a graduate of BITS Pilani University in India, with a bachelor’s degree in electronics engineering.

14

GREGORY W. NORWOOD, 58, is Senior Executive Vice President and Chief Financial Officer. He joined us in this role in April 2011. Previously Mr. Norwood served as the Chief Risk Officer of Ally Bank, the direct lending platform and wholly-owned subsidiary of Ally Financial Inc., formerly known as GMAC Financial, Inc. Prior to joining Ally in 2009, Mr. Norwood served as Treasurer of Wachovia from July 2008, having served in various other senior treasury positions since joining Wachovia in 2005. From 2001 to 2005, he was Corporate Controller for Bank of America. Previously, he was a partner with KPMG, serving financial services clients including some of the nation's largest banks from the firm's New York and Charlotte, North Carolina offices. He started his career with KPMG in 1980 and was a Professional Accounting Fellow at the Securities and Exchange Commission from 1989 - 1991. Mr. Norwood earned his bachelor's degree in accounting from Northern Arizona University.

MARK R. RENDULIC, 48, is Executive Vice President, Consumer Financial Services, a position he has held since September 2014 In this role, he is responsible for leading Retail Banking, Private Client Services, Wealth Management, Direct Consumer Lending, First Niagara Investment Services (FNIS), Small Business Banking and Residential Mortgage operations across our franchise, in addition to overseeing corporate marketing. He previously served as Executive Vice President, Retail Banking from July 2011 to September 2014 and Senior Vice President Corporatewide Retail Sales Manager from March 2010 to July 2011. Mr. Rendulic joined us in 2009 as Regional Sales Manager for the Western Pennsylvania Region after we acquired 57 former National City branches from PNC Financial Services, Inc. He earned his bachelor’s degree in economics and business administration from the University of Pittsburgh.

JOSEPH V. SAFFIRE, 45, is Executive Vice President of Commercial Financial Services, a position he has held since joining us in April 2014. In his role, Mr. Saffire oversees Commercial Banking, Specialty Banking, Capital Markets, Transactional Banking, Indirect Auto Lending, and Commercial Loan Administration.  These include traditional lending and banking services, commercial real estate, healthcare, equipment finance, government banking, asset-based lending, risk management and insurance services, and treasury management. Mr. Saffire’s background includes more than two decades of commercial banking experience. He joined us from Wells Fargo & Company in London, where he served as Executive Vice President and Head of Global Banking for Europe, the Middle East and Africa from November 2012 until April 2014. Mr. Saffire spent the majority of his career with HSBC where he most recently was Chief Operating Officer and Head of International Corporate and Commercial Banking in Germany from August 2010 to November 2012. In this role he was responsible for strategic design and implementation. Prior to that Mr. Saffire was Executive Vice President and Regional President of Corporate and Commercial Banking for HSBC Bank USA from June 2007 to August 2010. In this role he was responsible for 16 Eastern and Midwestern states, covering all of the markets we serve. A magna cum laude graduate of Boston College, Mr. Saffire earned a bachelor’s degree in finance and an MBA in finance and international management from the University of Buffalo.

JULIE SIGNORILLE, 51, is Executive Vice President and Managing Director of Operations a position she has held since January 2014. She joined us in May 2010 as Senior Vice President, Managing Director of Operations and has enterprise-wide leadership responsibility for Banking and Card Operations, Customer Contact Center, Enterprise Loan Servicing Operations, Consumer Underwriting, Facilities, Strategic Sourcing, Business Performance Management and Customer Experience. An operations and financial services executive with more than 30 years of experience, she previously served as Vice President, U.S. Operations for Symcor, an operations outsourcer to the financial services industry from 2006 to 2010. Prior to that, Ms. Signorille was with Unisys Corporation as Director of Service Delivery and Client Relationship Manager for the largest client within the outsourcing business, and with Citibank as Vice President of Operations. Active in the community, she is currently a member of the WNY Women’s Foundation Board, Big Brothers Big Sisters of Erie County and a mentor for the Babcock Street Job Readiness Program. She is a Certified Green Belt in Six Sigma and holds a number of banking certifications.

15

KATE WHITE, 38, is Executive Vice President and Managing Director of Human Resources and Corporate Communications. Ms. White was appointed to this position in February 2015. She joined us in 2008 as the Human Resources Business Partner for our Partnership Services Group, and was promoted to Senior Vice President, Managing Director of Human Resources in October 2012. Prior to joining us, she was with HSBC Bank for more than 10 years in various human resources and talent management roles, including Corporate Human Resources Director. Ms. White earned her bachelor’s degree in Industrial and Labor Relations from Cornell University.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Federal laws and regulations generally require that all loans or extensions of credit that the Bank makes to executive officers and directors be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other features unfavorable to us. However, regulations also permit executive officers and directors to receive the same terms through loan programs that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. The Bank has a loan program that provides an interest rate discount on residential mortgage loans to its employees, including executive officers.
Our directors and executive officers and their associates are, as they have been in the past, customers of the Bank and its subsidiaries and additional transactions may be expected to take place in the future between such parties. Other than the interest rate discount provided to employees on their residential mortgage loans referenced above, any other loans from the Bank to executive officers and directors and their associates outstanding at any time since the beginning of 2014 were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank. All of the loans made to directors, executive officers and their associates are current, in compliance with their original contractual terms and were made in the ordinary course of business. Additionally, they do not involve more than the normal risk of repayment or collectability or contain other terms which may be unfavorable to the Bank. We do not regard any of the loans as potential problem loans. All loans that we have made to our directors and executive officers conform with the Federal Reserve Act and Regulation O.

16

The table below sets forth information with respect to residential mortgage loans that the Bank has made to executive officers and directors under the loan program described above as of December 31, 2014.

Related Person / Relationship	Credit Extended During 2014 ($)	Maximum Indebtedness During 2014 ($) (1)	Principal Repaid During 2014 ($)	Amount Outstanding 12/31/2014 ($)	Interest Paid During 2014 ($)	Interest Payable During 2014 ($)
G. Thomas Bowers Director, Chairman	—	560,975	49,295	511,680	14,068	14,068
Gary M. Crosby President and CEO	—	388,940	9,803	379,137	11,534	11,534
Brian M. Dempsey Corporate Controller and Principal Accounting Officer	—	218,560	5,267	213,293	7,295	7,295
Inder J. Koul Chief Information Officer	471,200	471,200	10,593	460,607	13,107	13,107
Gregory W. Norwood Chief Financial Officer	—	599,831	47,417	552,414	17,987	17,987
Kate White Managing Director of Human Resources and Corporate Communications	—	527,259	10,968	516,291	18,932	18,932
TOTAL	471,200	3,005,136	371,714	2,633,422	90,596	90,596

(1)	All loans are residential mortgage loans.
In accordance with applicable NASDAQ listing requirements and our Audit Committee Charter, the Audit Committee approves all related party transactions required to be disclosed under Item 404(a) of Regulation S-K. Further, our Loans to Insiders Policy requires that any lending transaction between the Bank or its subsidiaries and a director or executive officer must also be approved by a majority of the Board of Directors. Each officer and director is expected to bring any relationship or transaction with us in which he or she has a direct or indirect interest to the attention of the Board or Governance/Nominating Committee, other than in connection with the types of ordinary course transactions discussed above. While specific review or approval procedures for related person transactions are not in writing, NASDAQ rules require the Corporation's Audit Committee or other body of independent Directors (such as the Governance/Nominating Committee) to conduct appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis. In addition, we have a Code of Conduct for our directors, officers and employees which requires that individuals avoid real or perceived conflicts of interest and related party business dealings that might give rise to an appearance of a conflict of interest.

17

BOARD OF DIRECTORS AND COMMITTEES

Board Committee Membership
The following chart provides information about Board committee membership and the number of meetings that each committee held in 2014.

Name	Executive	Governance/ Nominating	Audit	Compensation	Risk	Technology
Chairman of the Board
Nathaniel D. Woodson	Chair	X
Directors (1)
Austin A. Adams					X	Chair
G. Thomas Bowers		X			X	X
Roxanne J. Coady			Chair	X
Carl A. Florio			X		Chair	X
Carlton L. Highsmith		Chair	X
George M. Philip	X			Chair	X
Peter B. Robinson				X	X	X
Executive Officer & Director
Gary M. Crosby	X
Number of meetings in 2014	1	7	11	6	6	5
(1) Susan S. Harnett was appointed a Director effective January 1, 2015 and serves on the Audit and Compensation Committees.
Board Meetings and Committees of the Board
During 2014, the Board met ten times. Each director attended at least 90% of the combined total number of meetings of the Board and Board Committees of which he or she was a member. Consistent with our corporate governance guidelines, the independent directors meet in executive session at each planned Board meeting. In addition, our corporate governance guidelines provide that all directors are expected to attend each of our annual meetings of stockholders. All of our directors attended the 2014 Annual Meeting of Stockholders. We anticipate that all directors will attend the 2015 Annual Meeting.
The Board has six standing committees: Executive, Governance/Nominating, Audit, Compensation, Risk, and Technology. The Board has adopted written charters for each of the standing committees and they are available on our website at www.firstniagara.com by selecting our investor relations section under the heading, About First Niagara, at the bottom of the page, and then choosing the Governance Documents tab.
Governance/Nominating Committee
The Governance/Nominating Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of the Board. The Governance/Nominating Committee identifies qualified individuals for Board membership, determines the size and composition of the Board and its committees, monitors the process of assessing the effectiveness of the Board and Board members, ensures appropriate plans for leadership succession and oversees the development and implementation of the Corporate Governance Guidelines. Our Governance/Nominating Committee is also responsible for the determination of director independence as defined by NASDAQ corporate governance listing standards and administration of the Board’s peer review evaluation. Each member of the Governance/Nominating Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Governance/Nominating Committee met seven times during 2014.
Audit Committee
The primary role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the integrity of our financial statements and other financial information provided to our stockholders and others. Our Audit Committee oversees the retention of our Independent Registered Public Accounting Firm, including

18

oversight of the terms of the engagement, as well as their independence and objectivity. However, Audit Committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the Independent Registered Public Accounting Firm. In addition, the Audit Committee monitors the performance of our internal audit function, internal controls over financial reporting and disclosure controls. The Audit Committee also reviews and approves all related persons transactions. The Audit Committee is empowered to retain independent legal counsel and other advisors as deemed necessary or appropriate to assist the committee in fulfilling its responsibilities.
Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3, and the Board has determined that Ms. Coady and Mr. Florio qualify as “audit committee financial experts” as that term is used in the rules and regulations of the SEC. The report of the Audit Committee is included elsewhere in this proxy statement. The Audit Committee met 11 times during 2014.
Compensation Committee
The Compensation Committee determines the compensation for our senior executives, including our CEO and our other Named Executive Officers; evaluates senior executive and director compensation plans and programs; designs (amends or terminates, as appropriate) benefit plans for senior executives and employees; and oversees preparation of a report on executive compensation for inclusion in our annual proxy statement. The Compensation Committee also administers and has discretionary authority over the issuance of equity awards under our stock compensation plans. The Compensation Committee is responsible for the engagement of our compensation consultant, Frederic W. Cook & Co., Inc. Three or more members of the Board serve on the Compensation Committee, each of whom is independent by NASDAQ standards. The report of the Compensation Committee can be found in the "Compensation Committee Report." Information about our process and procedures for the consideration and determination of executive and director compensation is included in the section entitled, "How We Make Compensation Decisions" in this proxy statement. The Compensation Committee met six times during 2014.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is currently comprised of Ms. Coady, Ms. Harnett, Mr. Philip and Mr. Robinson. No member of the Compensation Committee is or has been an officer or employee of the Company. In addition, none of our executive officers serve as a member of the board of directors or compensation committee of any outside company that has an executive officer serving as a member of our Board.
Risk Committee
The responsibility of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with respect to understanding risks impacting us and related control activities, assessing our strategic, credit, market, compliance, regulatory, information technology and operational risks. The Committee’s primary duties and responsibilities are to approve an appetite for risk and related measurements to guide management’s efforts in managing risk and providing oversight of our risk taking activities, risk governance and risk management policies. The Risk Committee met six times during 2014. See above under the caption "The Role of the Board in Risk Oversight."
Technology Committee
The primary purpose of the Technology Committee is to assist the Board of Directors in overseeing the planning and execution of our strategic investment in major technology projects supporting new products, operating leverage and risk management, as well as the technology transformation roadmap (together, the "Strategic Investment Plan"), review and approve major financial commitments related to the Strategic Investment Plan, analyze from a technology perspective, how the Strategic Investment Plan competitively positions First Niagara in relation to its peers and advise the Risk Committee of the Board on risk management associated with the Strategic Investment Plan and major technology vendor relationships
The Technology Committee met five times during 2014.

19

Executive Committee
The Executive Committee’s primary responsibilities are to act on behalf of the Board between meetings, to handle administrative issues in order to allow for more efficient operations of the Board, as well as to provide advice and counsel to the CEO. The Executive Committee met one time during 2014.
Board Nominations
We believe that each of our directors should possess the highest personal and professional ethics and be committed to representing the best interests of our stockholders. Through our governance processes, we seek a Board comprised of directors with:

•	Leadership experience and achievements that demonstrate an inquiring and independent mind and the ability to exercise good business judgment

•	Knowledge and understanding of our organization, industry, and the markets and communities in which we operate

•	Commitment to devote the time required to fulfill duties on the Board and its committees

•	Independence, including absence of relationships or interests that would create a conflict with a director’s responsibilities to us and our stockholders
The Governance/Nominating Committee and our Board believe, and our Corporate Governance Guidelines provide, that Board membership should reflect diversity in a broad sense, including persons diverse in skills, background, gender and ethnicity. The Governance/Nominating Committee also takes into account regulatory and NASDAQ listing requirements applicable to our Board and Committees, including “independence” requirements applicable to our Audit, Compensation and Governance/Nominating Committees, the financial statement literacy requirement applicable to Audit Committee members and the requirement for an audit committee financial expert on the Audit Committee.
In making its recommendations as to nominees for election to our Board, our Governance/Nominating Committee evaluates our current directors, taking into account their skills, experience and willingness to continue to serve on the Board. As part of its evaluation, the Governance/Nominating Committee also reviews letters submitted by each director to the Chair of the Governance/Nominating Committee describing the skills and attributes they offer as a director and their view as to continuation of Board service. In making recommendations to the Board on nominees, the Governance/Nominating Committee considers the benefits of continuity of service and those associated with new perspectives.
The Governance/Nominating Committee also considers candidates submitted by stockholders and may engage a third party to assist in the identification of nominees. The Governance/Nominating Committee has not adopted criteria for evaluating differently a candidate nominated by a stockholder versus by a director, member of management or other third party. In the past, we have utilized a search firm to help identify and review potential board candidates. In 2014, we utilized Spencer Stuart in the director search which resulted in the appointment of Mr. Adams and Ms. Harnett. As part of its engagement, Spencer Stuart assisted the Governance/Nominating Committee in refining its director search criteria, identifying potential candidates, contacting candidates to assess interest and availability, setting up in-person and telephonic meetings with selected candidates and the Committee, conducting background and reference checks, and assisting with director on-boarding.
Procedures for the Consideration of Board Candidates Submitted by Stockholders
The Governance/Nominating Committee has procedures for the consideration of Board candidates submitted by stockholders. A stockholder may submit the names of candidates, in written form only, to the Corporate Secretary, at First Niagara Financial Group, Inc., 726 Exchange Street, Suite 618, Buffalo, New York 14210. The submission must include the following information:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Governance/Nominating Committee

•	The qualifications of the candidate and why this candidate is being proposed

20

•
The name and address of the nominating stockholder as it appears on our stock ownership records, and number of shares of our common stock that are beneficially owned (if the stockholder is not a holder of record, appropriate evidence of stock ownership should be provided)

•
The name, address, and contact information for the nominated candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stock ownership should be provided)

•	A statement of the candidate’s business and educational experience

•	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A

•	A statement detailing any relationship between the candidate and us and between the candidate and any of our customers, suppliers or competitors

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate

•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected
A nomination submitted by a stockholder for presentation at an Annual Meeting must comply with the timing, procedural and informational requirements in our Bylaws and as described in “Advance Notice of Business to Be Conducted at an Annual Meeting”.
DIRECTOR COMPENSATION

We used a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board, as described below. Members of the Board who are our employees are not compensated for service on the Board or any of its committees.
Our Compensation Committee reviews all elements of non-employee director compensation, as outlined below, and makes a bi-annual compensation recommendation to the Board. The primary objectives of the Committee’s bi-annual review are to confirm continued alignment with business and stockholder interests, evaluate the competitiveness of our director compensation program relative to our peer group, and identify and respond to continued changes in director compensation in light of our competitive environment. The Compensation Committee conducted its bi-annual compensation review for 2014 on December 9, 2013. The Committee utilized the services of Frederic W. Cook & Co, Inc., its independent compensation consultant in connection with this review.
Following its bi-annual review, the Committee recommended and the Board approved no changes in the non-employee director compensation program.

21

Overview of the 2014 Director Compensation Programs
The table below outlines the cash and equity compensation provided to non-employees directors for the 2014 board service year, which commenced on April 30, 2014, the date of the 2014 Annual Meeting of Stockholders.

Cash Compensation - Annual Retainer Fees	($)
Board Retainers
Chairperson (1)	104,000
Member	65,000
Committee Chairperson Retainers
Audit	15,000
Compensation	10,000
Risk	10,000
Governance/Nominating	10,000
Technology	10,000
Executive	—
Special Subcommittee(2)	15,000
Committee Member Retainers
Audit	10,000
Compensation	5,000
Risk	5,000
Governance/Nominating	5,000
Technology	5,000
Executive	—
Special Subcommittee(2)	7,500
Equity Compensation - Annual Restricted Stock Awards	($)
Chairperson (1)	120,000
Member	75,000

(1)	The Chairperson receives a premium of 1.6x member compensation.

(2)	If applicable.
Annual Restricted Stock Awards
In 2014, we granted restricted stock to each of our non-executive directors under our 2012 Equity Incentive Plan. The number of shares of each award of restricted stock was determined by dividing the applicable grant date value by the 30-day average closing price per share of our common stock. Directors who join the Board during the Board service year receive a restricted stock award for a pro-rated number of shares. Restricted stock vests on December 31 of the calendar year in which granted. The 2012 Equity Incentive Plan provides for accelerated vesting of restricted stock upon a director's retirement, death or disability, or upon our change in control and has an annual limit on the grant value of the awards that can be granted to outside directors of $500,000 per director per year.
Outside directors are subject to our stock ownership guidelines. Under these guidelines, each outside director is expected to own at least $325,000 of our common stock, which is five times the cash compensation portion of our director compensation program within five years of appointment.
Beginning in 2015, annual restricted stock awards will be made on the first business day following the Annual Meeting and restricted stock awards will vest at the earlier of one year from grant or the next Annual Meeting.

22

Directors Deferred Fees Plan
The Directors Deferred Fees Plan (the “Deferred Fees Plan”) is a nonqualified compensation plan that provides directors the ability to elect to defer the payment of all or a portion of his or her cash compensation (member and chairperson retainers or other cash compensation) and equity compensation (i.e., by electing to defer payment of a restricted stock award). The cash deferrals are fully vested at all times while the equity deferrals vest on December 31st of the calendar year in which they are granted. Beginning in 2015, annual restricted stock awards will be made on the first business day following the Annual Meeting and restricted stock awards deferred will vest at the earlier of one year from grant or the next Annual Meeting.
Cash compensation amounts credited to the Deferred Fees Plan are deemed invested in available hypothetical investment alternatives, including common stock, fixed income securities, or money market accounts. Restricted stock units and dividend equivalent units earned thereon are deemed invested in our common stock. There are no preferential earnings on deferred amounts. Amounts credited to a director's account are payable in substantially equal annual installments or a single lump sum, as selected by the director at the time of deferral.  Such payments commence, as selected by the director, and in accordance with the Deferred Fees Plan following cessation of Board service, or as designated by the director on the deferral election form. All payments are made in cash.
In the event a director dies, after payment to the director has commenced but before all payments have been made under the Deferred Fees Plan, the balance of his or her accounts will be paid to the director's designated beneficiary on the terms that would have applied to payments to the director. If the death occurs before payments have commenced, then the amounts credited to a director's account will be paid to the director's beneficiary in a single lump sum or for accounts for years prior to 2014, in a single lump sum or substantially equal annual installments, as elected by the director at the time the deferral was made. Directors may also receive a whole or partial distribution in the event of an unforeseeable financial emergency.
DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation earned or paid by us to directors for the fiscal year ended December 31, 2014.

Names	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Austin A. Adams	38,750	36,288	—	694	75,732
Thomas E. Baker (4)	61,667	78,573	—	11,543	151,783
James R. Boldt (5)	65,417	78,573	—	2,935	146,925
G. Thomas Bowers(6)	106,333	125,712	—	16,846	248,891
Roxanne J. Coady	83,333	78,573	—	8,429	170,335
Carl A. Florio	86,667	78,573	—	2,091	167,331
Carlton L. Highsmith(6)	115,000	78,573	—	2,091	195,664
George M. Philip	80,000	78,573	—	2,091	160,664
Peter B. Robinson(6)	93,750	78,573	—	2,091	174,414
Nathaniel D. Woodson	101,833	122,214	—	2,899	226,946

(1)
The amounts shown in this column represent the grant date fair value for awards granted to all directors in 2014. Assumptions used in the calculation of these amounts are included in Note 14 to our audited financial statements for the year ended December 31, 2014, included in our Annual Report on Form 10-K filed with the SEC on March 17, 2015.

23

(2)	The aggregate number of shares subject to outstanding exercisable stock options, held by directors as of December 31, 2014, was as follows:

Names	Options Exercisable (#)
Austin A. Adams	—
Thomas E. Baker	33,060
James R. Boldt	—
G. Thomas Bowers	—
Roxanne J. Coady	235,400
Carl A. Florio	50,000
Carlton L. Highsmith	34,078
George M. Philip	33,060
Peter B. Robinson	—
Nathaniel D. Woodson	235,400

(3)
The amounts shown in this column represent dividends on unvested restricted stock awards and dividend equivalents paid on unvested restricted stock units during 2014. For Mr. Bowers, his total also includes a $525 annual premium for $350,000 in life insurance coverage that we are obligated to pay pursuant to the terms of an agreement we entered into with Mr. Bowers in 2003 based on his prior employment with us.

(4)	Mr. Baker resigned from the Board effective September 17, 2014.

(5)	Mr. Boldt died on October 13, 2014.

(6)
In 2014 the Board created two special subcommittees to assist in the search for new directors. Mr. Highsmith chaired each of those special subcommittees and Mr. Bowers and Mr. Robinson were special subcommittee members for which they received additional cash compensation.

24

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis ("CD&A") summarizes the objectives and elements of our executive compensation program for our Named Executive Officers whose compensation is detailed in the Summary Compensation Table and other compensation tables contained in this proxy statement. Our Named Executive Officers are our President and Chief Executive Officer, our Chief Financial Officer and our three most highly compensated officers (other than our President and Chief Executive Officer and Chief Financial Officer) at the end of 2014.

•	Gary M. Crosby, President and Chief Executive Officer

•	Gregory W. Norwood, Chief Financial Officer

•	Richard M. Barry, Chief Risk Officer

•	Mark R. Rendulic, EVP Consumer Financial Services

•	Joseph V. Saffire, EVP Commercial Financial Services
TABLE OF CONTENTS FOR EXECUTIVE COMPENSATION DISCLOSURE

25

EXECUTIVE SUMMARY

Business Highlights
In 2014, on an operating basis, we reported net income available to common stockholders of $0.70 per diluted share, compared to operating net income of $0.75 per diluted share in 2013 (2) reflecting the ongoing low interest rate environment in 2014 that challenged revenue growth. On a GAAP basis, earnings per share were a loss of $2.13 per share and included a pre-tax $1.1 billion non-cash goodwill impairment charge, $22 million in net reserves to address a process issue related to certain customer deposit accounts and $22 million in non-recurring restructuring expenses.
Key highlights for 2014:

•	An increase of 8% in average total loans, exceeding industry average. Increase driven by 9% growth in consumer loan balances and 8% increase in commercial loans

•	Our commercial loan growth can be attributed to our relationship banking model and success in expanding our specialty lending units such as healthcare, asset based lending and equipment financing
$ in billions

•
Our consumer lending growth continued to be driven by our indirect auto lending business and to a lesser degree, our Home Equity loan portfolio. Since our entry into the indirect auto business in early 2012, we have focused on our existing footprint and contiguous states covering over 1,200 auto dealerships, with our portfolio balances crossing the $2 billion mark in 2014

$ in billions
2 Net income available to common stockholders on an operating basis is a non-GAAP financial measure. For a reconciliation of net income available to common stockholders on an operating basis to net income available to common stockholders and our rationale for using this measure, see Part I, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations our Annual Report on Form 10-K filing for the year ended December 31, 2014.

26

•
Such strong loan growth was achieved without compromising our prudent underwriting practices, as evidenced by our strong credit quality metrics. Provision for credit losses was $96 million in 2014, down from $105 million in 2013; net charge-offs on our originated loan portfolio of 34 basis points was consistent with 2013 and 5 basis points better than the average for the top-25 U.S. banks

•
Average transactional deposit balances, including interest-bearing and noninterest-bearing checking accounts, increased 9% in 2014 and currently represent 38% of our deposit balances, up from 36% a year ago

$ in billions

•	Our regulatory capital ratios improved even as we continued to generate strong asset growth; our Tier 1 common ratio improved 34 basis points from a year ago to 8.20% at December 31, 2014
Investing in our business
We continued to take steps to further our evolution from our thrift roots to an even more competitive commercial banking model by investing in new products, services and technology. We believe these investments will position us to deliver what our customers want where and when they want it while enabling us to reduce the costs to serve them. We made significant progress on the implementation of our Strategic Investment plan that we announced in January of 2014. We believe these investments will help us increase and diversify our revenue stream, create sustainable operating leverage, and increase our return on assets and ultimately increase stockholder value.
During 2014 we completed approximately 25 discrete projects which provide increased customer product capabilities, enhanced our ability to attract and retain customers, and served as the foundation upon which other in-process revenue related projects will be built. Overall, all of the projects completed in 2014 were delivered on time, on budget and are providing the expected benefits.

•
On the consumer side we made significant progress with the implementation of remote deposit capture and enhancements to our credit card platform such as single sign-on capabilities. We also introduced a new mass market solution, named Simple Checking that delivered positive sales activity during the fourth quarter of 2014

•	We significantly improved our ability to effectively serve customers through our on-line channel by adding live chat and online marketing enhancements

•
We also launched our Customer 360 platform that enables our teams to see a complete picture of our relationship with each consumer customer. We believe our Customer 360 platform will not only improve our customer service, but we believe it will also help us to better cross-sell, as we will be able to proactively identify gaps in our customers’ financial needs and better determine the right product to help our customers

•
On the commercial side, we introduced new commercial loan servicing and indirect auto loan origination platforms and enhanced our leasing platform. All of these improvements add to our revenue generating capacity and customer service capabilities

27

We also completed a comprehensive top-to-bottom re-design of our organization structure in order to streamline our company, bring decision making closer to our customers and ultimately deliver a truly differentiated customer experience. As part of this re-design, we were also able to reduce the number of management positions and our operating expense run rate.
In 2014, Greenwich Associates, a financial services consulting firm, recognized us for our outstanding achievement and performance in small business and middle market banking. Of the more than 750 banks that were evaluated, Greenwich recognized First Niagara for overall relationship manager capability and relationship manager financial stability.
Executive Compensation Highlights
Executive Compensation Pay Decisions
We aligned compensation for our Named Executive Officers with competitive practice and focused on pay for performance through the following 2014 pay decisions:

•
Awarded below target short-term incentive award payouts for our Named Executive Officers primarily due to below threshold Core Operating EPS. See sections titled "Financial Performance" and "2014 Short-Term Incentive Award Decisions" for details

•
Approved a competitive compensation package for the President and CEO who was appointed effective December 19, 2013. With the exception of the 2014 short-term incentive payment (see section titled "2014 Short-Term Incentive Award Decisions" for details), no additional compensation pay decisions were made on Mr. Crosby's behalf in 2014

•	Approved base salary increases ranging from 2.5% to 4% for Messrs. Norwood, Barry and Rendulic

•	Maintained short-term incentive target award opportunities for Messrs. Crosby, Norwood and Rendulic and increased moderately the target for Mr. Barry

•
Increased long-term incentive target award opportunities to further align pay opportunity with market pay levels and the interests of our Named Executive Officers with the interests of our stockholders by having a greater portion of our Named Executive Officers' total compensation tied to our long-term performance

•	Mr. Saffire was hired during 2014 and received a competitive compensation package (as detailed in the section below)

•	Approved a 0% distribution of our 2012 performance-based restricted stock awards because our three-year performance results against the SNL Mid-Cap Bank Index were below the 35th percentile
Executive Compensation Pay Decisions related to Joseph V. Saffire
In April 2014 we appointed Joseph V. Saffire to the new role of EVP Commercial Financial Services reporting directly to our President and CEO. Mr. Saffire's compensation arrangements include an annual base salary of $500,000, a 2014 short-term incentive target of 80% of base salary, and a 2015 long-term incentive target of $600,000. We provided Mr. Saffire with an equity sign on grant of restricted stock units with a grant date value of $475,000 to partially offset the value of his unvested equity awards that were forfeited when he left his previous employer to join us. This award was granted in May 2014 and vests in three equal installments on the anniversary of the grant date. The vesting of this award is conditioned on continued employment on the vesting date. In addition, we provided a cash sign on award in the amount of $275,000. The cash sign on award is payable over four years (2014-2017). The first installment of $105,000 was paid in 2014, and is earned over a two year period. If Mr. Saffire were to voluntarily terminate or terminates for cause prior to his second anniversary he would be required to repay a portion of this installment. The remainder of the cash sign on award will be paid in installments in March 2015, 2016 and 2017. In order to offset the expenses associated with Mr. Saffire's move from London, England to Buffalo, New York, we provided an additional $147,277 cash payment.
Mr. Saffire's pay was determined based on our negotiations with Mr. Saffire, a market check of published survey data, a review of compensation arrangements with respect to comparable internal positions and responsibilities and his compensation at his former employer.

28

Pay-for-Performance

•	During 2014, total realizable compensation for our President and CEO declined, demonstrating our pay-for-performance alignment

•	In 2014, realizable pay for our President and CEO is projected to be about 67% of target pay and in 2013, realizable pay is projected to be about 90% of target pay

•	The following graph illustrates our President and CEO's 2013 and 2014 target and realizable pay compared to the change in our indexed total shareholder return ("TSR") with a 2012 value of 100
Compensation Source: 2013 data represents Interim President and CEO Gary M. Crosby's target and realizable pay and 2014 data represents President and CEO Gary M. Crosby's target and realizable pay
Target Pay: annualized base salary, target short-term incentive award, one-time bonuses, and the target value of long-term incentive awards for 2013 and 2014.
Realizable Pay: annualized base salary, actual short-term incentive compensation paid, the "in-the-money" value of stock options, the fair market value of time-based restricted stock awards and performance-based restricted stock awards outstanding for 2013 and 2014. All equity awards have been valued using $8.43, the closing stock price of our common stock on December 31, 2014. The performance-based restricted stock component, which comprises 25% of our long-term incentive awards, was valued at 0% in 2013 because the 2013 year-end projection of TSR versus peers would result in performance below threshold for the 2013 grant. For 2014, the performance-based restricted stock unit grant was valued at threshold or 50% of target. The 2013 and 2014 stock options were both under water as the exercise price for the 2013 option grant is $8.86 and the exercise price for the 2014 grant is $9.27.
The preceding chart does not substitute for the information required to be contained in the Summary Compensation Table, but provides additional information with regard to our President and Chief Executive Officer's compensation.
Compensation Program Highlights
Below are highlights of our compensation practices that provide a link to our performance and stockholders' short-term and long-term interests:
What we do:

•
Pay for Performance: The majority of our Named Executive Officers' compensation is variable. We set clear financial and individual performance goals and differentiate based on individual contributions.

•
Balanced Scorecard Approach: We determine short-term incentive awards based on a mix of performance metrics, both financial (70%) and individual (30%), thereby reducing the risk associated with any single measure of performance

29

•
“Double-Trigger” Change in Control Agreements: We align the interests of our Named Executive Officers with the interests of our stockholders by only providing a change in control benefit to executives whose employment is terminated or who voluntarily terminate employment in certain circumstances following a change-in-control transaction. See the section titled "Details of Indirect Compensation" for changes approved for 2015

•
Limited Perquisites: We provide modest perquisites limited to automobile allowances and club membership fees; and in some cases we also provide reimbursement for certain relocation and commuting expenses

•	Stock Ownership and Holding Guidelines: We utilize robust ownership and holding guidelines

•	Independent Compensation Consultant: We use an independent executive and director compensation consulting firm which provides no other services to us

•	Clawback Provisions: Our short and long-term incentive plans provide us the right to recoup compensation paid or payable to our Named Executive Officers

•	Prohibiting Pledging and Hedging: We prohibit our Named Executive Officers from engaging in hedging and pledging activities

•	Equity Grant Policy: We maintain a disciplined equity approval policy and we grant equity awards on regularly scheduled grant dates
What we don't do:

•	No option repricing without stockholder approval

•	No dividends paid with respect to unvested performance-based restricted stock or unit awards

•	No employment agreements

•	No excise tax gross-ups on change in control benefits
Compensation Program and Policy Changes

•
Equity Grant Policy: Approved an Equity Grant Policy effective January 1, 2014 that governs the timing of equity grants to non-employee directors and all employees. Additional information on the Equity Grant Policy can be found in the section titled "Compensation Policies"

•
Change in Control Plan: Adopted the First Niagara Bank Executive Change in Control Severance Plan (“CIC Plan”) and entered into cancellation agreements with Messrs. Crosby, Norwood, Barry and Rendulic to terminate their existing change in control agreements. Mr. Saffire’s change in control agreement expired by its term on December 31, 2014. Both the CIC Plan and the cancellation agreements took effect on January 1, 2015. Additional information on the CIC Plan can be found in the section titled "Details of Indirect Compensation"

•
Non Qualified Deferred Compensation Plan: Adopted the First Niagara Bank Nonqualified Deferred Compensation Plan (the “NQDC”). The NQDC took effect on January 1, 2015. Additional information on the NQDC can be found in the section titled "Details of Indirect Compensation"

•
Change in 2015 Long-Term Incentive Award Mix: Changed the long-term incentive award mix for our Named Executive Officers by eliminating stock options and increasing the target percentage of performance-based equity from 25% to 50% of the total long-term incentive award. Additional information on the 2015 long-term incentive award mix can be found in the section titled "Long-Term Incentive Award Vehicles"

30

SAY ON PAY

Following our Annual Meeting of Stockholders in April 2014, we reviewed the results of the stockholder advisory vote on executive compensation with respect to 2013 compensation actions and decisions for our Named Executive Officers. Approximately 91 percent (91.3%) of the votes cast on the proposal were voted in support of the compensation outlined in last year's proxy statement. After a comprehensive market review and in light of strong stockholder support, we concluded that no changes were required. However, in an effort to continually update and align our compensation programs and policies with evolving best practices we approved several changes during 2014. Additional information on these changes can be found in sections "Executive Compensation Highlights" and "Compensation Program and Policy Changes".
COMPENSATION PHILOSOPHY AND OBJECTIVES

The philosophy underlying our executive compensation program is to provide a competitive, performance-based and risk appropriate compensation package that enables us to attract, motivate and retain the caliber of executive officers essential to deliver high performance to our stockholders, customers and the communities in which we operate.
The following objectives support our executive compensation program:

•	Pay for Performance: A sizable portion of compensation should be variable, dependent and directly linked to financial, individual and peer group performance

•	Managing Risk: Balance a desire for superior performance with safeguards so that compensation programs do not result in excessive risk taking that can threaten long-term value and stability

•	Competitiveness: Total compensation should be competitive to attract, retain and motivate our Named Executive Officers to maximize our performance

•
Stockholder Alignment: The interests of our Named Executive Officers should be aligned with the long-term interests of our stockholders through stock-based compensation and performance metrics that drive stockholder value

•
Balance: Fixed and variable compensation should be appropriately weighted with a focus on providing rewards commensurate with the achievement of short-term and long-term financial, operational and strategic goals and individual performance

HOW WE MAKE COMPENSATION DECISIONS

The Role of the Compensation Committee
The Compensation Committee determines the compensation for our senior executives, including our CEO and our other Named Executive Officers; evaluates senior executive and director compensation plans and programs; designs (amends or terminates, as appropriate) benefit plans for senior executives and employees; and oversees preparation of a report on executive compensation for inclusion in our annual proxy statement. Three or more members of the Board serve on the Committee, each of whom is independent under applicable NASDAQ standards, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “outside director” as defined in Section 162(m) of the Internal Revenue Code. The Chairperson of the Committee reports on Committee actions at meetings of the Board.
The Committee's duties include:

•
Formulating the compensation recommendations for our CEO and reviewing and approving all compensation recommendations from our CEO for our senior executives, including our other Named Executives Officers

•	Reviewing the goals and objectives relevant to the compensation of our CEO and facilitating the annual CEO performance review process in light of these goals and objectives, with input from the Board

•	Approving all compensation components provided to our CEO and reporting key actions to the Board

31

•
Reviewing and approving all compensation components provided to senior executives including our Named Executive Officers, taking into account the recommendation of our CEO, and reporting key actions to the Board

•	Reviewing and approving all equity-based plans

•	Reviewing and recommending CEO, senior executive and director stock ownership guidelines for Board approval and monitor attainment of such requirements
The Committee is supported in its work by our Managing Director of Human Resources and Corporate Communications, our Executive Compensation Team and an independent executive compensation consultant, as described below. The Compensation Committee Charter can be found on our website at www.firstniagara.com.
The Role of Management
Although the Committee is ultimately responsible for our Named Executive Officers' compensation decisions, input from management is critical to ensuring that the Committee and its advisors have the data needed to make informed decisions. The following summarizes the role of management in helping the Committee discharge its responsibilities:

•	Our CEO and the Managing Director of Human Resources and Corporate Communications recommend potential incentive performance metrics and their respective weightings and definitions

•	The Committee approves the final metrics and weighting used for executive short-term and long-term performance awards

•	Our CEO provides an annual self-assessment of his performance to the Chairman of the Board who facilitates Board input and review at the end of each year

•	Our CEO discusses our other Named Executive Officers' performance summaries and makes recommendations relating to their compensation to the Committee for its review and approval
None of our Named Executive Officers has a role in determining his own compensation.
The Role of the Independent Compensation Consultant
The Committee engages Frederic W. Cook & Co., Inc. (“FWC”), a nationally recognized consulting firm specializing in executive and director compensation, as its independent compensation consultant. FWC provides no services to us other than consulting services provided to assist the Committee in fulfilling its responsibilities. FWC regularly attends Committee meetings in person and in 2014 advised the Committee on key decisions and performed the specific services outlined below:

•	Provided a presentation on executive compensation trends and external developments

•	Provided an annual competitive evaluation of total compensation for our Named Executive Officers, as well as overall equity compensation program share usage, dilution and fair value expense

•	Provided an annual analysis of director compensation levels and a market pricing review

•	Reviewed Committee agendas and supporting materials in advance of each meeting, and raised questions and issues with management and the Chairperson of the Committee as appropriate

•	Provided input on the CD&A and related compensation tables for the 2014 proxy statement

•	Reviewed and validated the 2014 compensation peer group

•
Provided input on the 2014 Executive Short-Term Incentive Plan, the 2012 Equity Incentive Plan and the First Niagara Bank Executive Change in Control Severance Plan for best practices and market competitiveness

The Committee received a letter from FWC regarding its independence under the six factors to be considered for such purpose under NASDAQ rules, assessed the independence of FWC pursuant to such rules and approved continued service of FWC's work for the Committee.

32

Compensation Peer Group Development
We annually review the compensation practices of a select group of our peers. The data derived from the compensation peer group is used as a reference point for evaluation of our executive compensation program, practices and overall competitiveness of the compensation provided to our Named Executive Officers. While this data is used as a reference for setting our pay guidelines, actual compensation earned will vary based on a combination of financial and individual performance in the short-term as well as over multiple years.
As an external market check, we compare the compensation of our Named Executive Officers' pay with compensation at similar positions at our established peer group or in published compensation surveys. We do not target any particular percentile when making compensation decisions.
The 2014 compensation peer group, which was unchanged from 2013, was based on the criteria outlined below:

•	Company size and industry (one-half to two and one-half times total asset size)

•	Statistical reliability (between 12 to 20 companies)

•	Executive talent sources (companies that we compete with for talent)

•	Competition for investor capital (companies that stockholders may consider as alternative investment opportunities)

•	Overall reasonableness
Our compensation peer group consists of 14 regional banks from across the U.S., ranging from approximately $21.2 billion in total assets to $92.9 billion in total assets, with a median total asset size of $35.9 billion, which is consistent with our total asset size.
2014 Compensation Peer Group

Company	Total Assets in millions (1)
Associated Banc-Corp	$24,227
BOK Financial	$27,015
City National	$29,718
Comerica	$65,224
First Citizens Bancshares	$21,199
First Horizon National	$23,790
Hudson City Bancorp	$38,607
Huntington Bancshares	$59,467
Keycorp	$92,934
M&T Bank	$85,162
New York Community Bancorp	$46,688
People's United Financial	$33,214
Synovus Financial	$26,202
Zions Bancorporation	$56,031

75th Percentile	$58,608
Median	$35,911
25th Percentile	$26,405
First Niagara Financial Group, Inc.	$37,628
Percent Rank	52%

(1)	As of December 31, 2013.

33

OVERVIEW OF COMPENSATION PROGRAM

A summary of the principal components of our Named Executive Officers' compensation program and the purpose of each component are presented in the following table. Additional details are provided below this table.

Component	Key Characteristics	Link to Philosophy	Key Actions 2014
Base Salary	Fixed; reviewed annually	To provide a competitive rate of pay based on level of performance, contribution and experience, as well as an external market check	Base salary increases ranged from 2.1% to 4%
Short-Term Incentive Award	Variable; based on our financial performance and individual performance	To focus Named Executive Officers on profitable earnings, business fundamentals and individual contributions	Approved 2014 financial performance factor of 39.49%; actual payouts ranged from 56%-65% of target awards
Long-Term Incentive Award	Variable; based on our financial performance	To align interests of our Named Executive Officers with stockholders and reward achievement of long-term performance goals
No changes to award mix for 2014. Assessed performance of 2012 performance-based awards at 0% due to 2012-2014 total shareholder return not attaining the threshold level. Approved for 2015 a change in award mix that eliminates stock options and increases the performance-based equity component from 25% to 50%

Health Benefits	Fixed; Named Executive Officers participate in the same health plans as other employees	To provide competitive levels of benefits that promote health and wellness	No changes
Retirement Plan	Fixed; Named Executive Officers participate in the same retirement plans as other employees	To provide competitive levels of benefits that promote financial security	No changes
Perquisites	Fixed; limited to auto allowances, club fees, relocation and commuting expenses. Gross-ups are not provided on perquisites	To provide us with a business-related benefit, and to assist in attracting and retaining executive officers	No changes
Post Employment Compensation	Fixed; benefits provided under Executive Severance Plan and Change in Control Agreements	To provide temporary levels of income following qualifying termination of employment, and in the case of a change in control, to provide management continuity	Reviewed competitive and best practices regarding change in control benefits. Approved for 2015 a change in control benefits plan and terminated individual agreements

34

DETAIL OF DIRECT COMPENSATION PROGRAMS AND 2014 DECISIONS REGARDING COMPENSATION

Base Salary Program
Base salary is the primary fixed component of our executive compensation package provided to our Named Executive Officers, and is determined by considering the relative importance of the position, an external market check, and the individual's performance and contributions. We annually review base salaries.
2014 Base Salary Decisions

In determining base salary adjustments, we considered our financial performance, the overall performance of each Named Executive Officer and an external market check.

Base Salary	Gary M. Crosby (1)	Gregory W. Norwood	Richard M. Barry	Mark R. Rendulic	Joseph V. Saffire (2)
2013 Base salary	$955,000	$530,000	$450,000	$415,000
2014 Base salary	$975,000	$543,250	$468,000	$431,600	$500,000
% change	2.1%	2.5%	4.0%	4.0%	na

(1)
Mr. Crosby was appointed President and CEO on December 19, 2013. At that time, we approved a competitive compensation package effective January 1, 2014 and did not make any modifications during 2014. The amount reflected for 2013 represents his base salary at year-end ($655,000) and includes the annualized value of the monthly cash fee ($25,000) earned each month he served as our Interim President and CEO between March 19, 2013 and December 19, 2013.

(2)
Mr. Saffire was hired in 2014. Mr. Saffire’s base salary was determined based on our negotiations with him, a market check of published survey data, a review of compensation arrangements with respect to comparable internal positions and responsibilities and his compensation at his former employer.

Short-Term Incentive Program
Our Named Executive Officers participate in a short-term incentive program. The Executive Annual Incentive Plan and its annual performance goal of positive net operating income and maximum permitted award were approved by our stockholders at the 2012 Annual Meeting. The annual incentive under the plan may not exceed 2% of net operating income for our Chief Executive Officer and 1% of net operating income for each of our other Named Executive Officers (excluding our Chief Financial Officer). We have the discretion to reduce the actual incentive award payable to our Named Executive Officers using such factors as we deem appropriate. The formula below was established under the 2014 Executive Short-Term Incentive Plan and is the primary formula used in exercising our negative discretion under the Executive Short-Term Incentive Plan:

Base Salary	x	Target % of Base Salary	x	Financial Performance Measures (70%) + Individual Performance Measures (30%)	=	Actual Short-Term Incentives

Under the terms of our Executive Annual Incentive Plan, we may provide that our evaluation of financial performance may include or exclude any of the following events that occur during the performance period:

•	Asset write-downs

•	Litigation or claim judgments or settlements

•	The effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results

•	Any reorganization or restructuring programs

•	Extraordinary, unusual and/or nonrecurring items of gain or loss

35

•	Acquisitions or divestitures

•	Foreign exchange gains and losses
The 2014 Executive Short-Term Incentive Plan specifically provided that we could include or exclude these events in determining financial performance results for the 2014 performance period.
2014 Short-Term Incentive Target Decisions
Each Named Executive Officer has a target short-term cash incentive opportunity defined as a percentage of base salary. Incentive targets are designed to provide a competitive cash compensation opportunity generally aligned with our compensation peer group. As financial performance and individual performance exceed or fall short of the established goals, the actual amount of the incentive paid will exceed or fall short of the target. We review and approve annually the targets for each Named Executive Officer.

We increased Mr. Crosby’s short-term incentive target in conjunction with his promotion to President and CEO to better align target cash compensation with the market. For our other Named Executive Officers, we determined their 2014 targets by considering the relative importance of the position, an external market check, and their individual performance and contributions. The 2014 target short-term incentive percentages of base salary for Mr. Crosby and our other Named Executive Officers were as follows:

Short-Term Incentive	Gary M. Crosby (1)	Gregory W. Norwood	Richard M. Barry	Mark R. Rendulic	Joseph V. Saffire (2)
2013 Target	85%	80%	70%	70%
2014 Target	100%	80%	75%	70%	80%
% change	17.6%	—%	7.1%	—%	na

(1)
Mr. Crosby was appointed President and CEO on December 19, 2013. At that time, we approved a competitive compensation package effective January 1, 2014 and did not make any modifications during 2014. The amount shown for 2013 reflects his target in his prior role while the amount shown for 2014 reflects his target after his appointment as President and CEO.

(2)
Mr. Saffire was hired in 2014. Mr. Saffire’s short-term incentive target was determined based on our negotiations with him, a market check of published survey data, a review of compensation arrangements with respect to comparable internal positions and responsibilities and his compensation at his former employer.

Payout Curves
Actual short-term incentive awards could range from 50% for achieving threshold expectations, 100% for achieving the target level and up to 200% for meeting or exceeding stretch goals, which represent superior performance. We do not pay short-term incentive awards for performance below threshold expectations. We use a linear interpolation of payout percentages for results achieved between threshold and target and between target and stretch.
Weightings and Plan Measures
We select plan measures to provide incentive to our Named Executive Officers to drive profitability, operational excellence and the achievement of strategic milestones. We reviewed the weightings and plan measures associated with the short-term incentive and determined that our 2014 measures would continue to be weighted 70% financial performance and 30% individual performance. We selected these financial measures to focus our Named Executive Officers on increasing operating earnings per share, accelerating fee income growth, managing expenses and maintaining strong credit quality. Our financial performance measures for 2014 are outlined in the table below. Individual performance measures for our Named Executive Officers focus on their achievements in business fundamentals, talent and culture, and organizational leadership.

36

Financial Performance Results
In 2015, we reviewed our financial performance and our Named Executive Officers' individual performance for 2014 against the established performance measures. We approved an overall financial performance factor of 39.49% based on the following financial performance and year-end results.

Financial Performance Measures	Weight	Threshold	Target	Stretch	Actual Results	Final Performance Results(5)
Operating Earnings per Share (1) Achieve Plan Core Operating EPS vs. Plan	55%	$0.71	$0.75	$0.83	$0.70	0.00%
Fee Income (2) Non-interest Income ($) vs. Plan	15%	$355.0	$373.7	$392.4	$343.5	0.00%
Operational Efficiency (3) Non-interest Expenses ($) vs. Plan	15%	$974.0	$927.6	$881.2	$930.8	14.48%
Credit Quality (4) Net Charge Offs to Average Total Loans vs. Plan	15%	0.36%	0.33%	0.30%	0.31%	25.00%
Financial Performance Results:						39.49%
(1) Operating earnings per share is a non-GAAP financial measure. For a reconciliation of operating earnings per share to earnings per share and our rationale for using this measure, see Part I, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K filing for the year ended December 31, 2014.

(2)
Noninterest Income as presented in the Consolidated Statement of Income in our Annual Report on Form 10-K filing for the year ended December 31, 2014. Fee income metric is adjusted to exclude the impact of Historic Tax Credit (HTC) amortization incurred in 2014.

(3)
Noninterest Expenses as presented in the Consolidated Statement of Income in our Annual Report on Form 10-K filing for the year ended December 31, 2014. Expense metric excludes commissions that are directly tied to production volumes and revenues. The expense metric also excluded other charges. In 2014, these charges were comprised of goodwill impairment of $1.1 billion, deposit account remediation of $22 million and restructuring charges of $21.8 million.

(4)	Computed as a ratio of charge-offs, net of recoveries to the average balance of our total loans.

(5)	The numbers in this column have been rounded to two decimal places.
Individual Performance Results

In January 2015, we reviewed the individual performance results of our Named Executive Officers. The individual qualitative performance assessment is a review of how each of our Named Executive Officers performed against a set of stated objectives which includes Business Fundamentals, Talent & Culture and Organizational Leadership and can range from 0-200%. This assessment is performed by our Board of Directors with respect to the Chief Executive Officer’s performance and by the Chief Executive Officer with respect to the performance of the other Named Executive Officers.

Notwithstanding short-term incentive award payouts below target for 2014, our Named Executive Officers individually made strong positive contributions which were not directly reflected in our financial performance results. These contributions were focused on delivering business fundamentals, continued progress on our Strategic Investment Plan and establishing a differentiated customer experience. The following is an assessment of each Named Executive Officer's individual performance:
Gary M. Crosby

•	Provided leadership as Chief Executive Officer relating to objectives tied to all business lines, products and functional areas of the company

•
Selected and, as needed, recruited a management team with the capabilities and experience needed for the future that is focused on shared goals. In January 2014, CEO announced the promotion of Mrs. Signorille, Managing Director of Operations, and Mr. Koul, Chief Information Officer, to the EVP role and our executive management team. In April 2014, Mr. Saffire was named EVP, Commercial Financial Services

37

•
Led the development of our Strategic Plan which includes the Strategic Investment Plan we announced in January of 2014 which will help us increase and diversify our revenue stream, create sustainable operating leverage, and increase our return on assets and ultimately increase stockholder value

•
Led the charge on a comprehensive top-to-bottom re-design of our organization structure in order to streamline our company, bring decision making closer to our customers and ultimately deliver a truly differentiated customer experience

•	Promoted core values of absolute integrity, shared passion, personal accountability, unparalleled teamwork & embrace change
Gregory W. Norwood

•
Provided leadership and execution as Chief Financial Officer relating to objectives concerning balance sheet, capital and financial management, developing, managing and monitoring enterprise-wide budgets, significant contribution to a successful strategic plan, and operational excellence

•
Successful transition of Enterprise Project Management Office (EPMO) from Information Technology to Finance to ensure that Management and our Board are provided with an objective assessment of the progress of each project in the Strategic Investment Plan

•	Used his extensive experience and contacts within the financial industry to expand the depth and breadth of our stock coverage

•	Promoted core values of absolute integrity, shared passion, personal accountability, unparalleled teamwork & embrace change
Richard M. Barry

•	Provided leadership and execution as Chief Risk Officer by reinforcing our risk management culture and ensuring thorough risk management practices to balance risk and rewards

•	Strengthened risk management governance, protocol and reporting which enhanced collaboration and accountability between risk management and the business units

•	Successfully centralized the credit approval and underwriting functions under the Credit Risk umbrella

•	Placed focus on corporate social responsibility by assimilating government relations and community development functions under risk management

•	Promoted core values of absolute integrity, shared passion, personal accountability, unparalleled teamwork & embrace change
Mark R. Rendulic

•
Successfully provided leadership and execution as EVP Consumer Financial Services by assuming responsibility for Consumer Finance and Retail and merged both areas into the new Consumer Financial Services Group

•	Increased average transactional deposit balances by 9%

•	Introduced a new mass market solution, named Simple Checking that delivered very positive sales during the fourth quarter

•	Implemented remote deposit capture and enhancements to our credit card platform such as single sign-on capabilities

•
Collaborated in a cross-functional partnership with Commercial Financial Services to launch our Customer 360 platform that enables our teams to see a complete picture of our relationship with each consumer customer

•	Promoted core values of absolute integrity, shared passion, personal accountability, unparalleled teamwork & embrace change

38

Joseph V. Saffire

•	Named EVP, Commercial Financial Services in April 2014

•
Played a key role in building relationships in growth markets and maintaining relationships in legacy markets which resulted in an increase in average total loans of 8%, exceeding industry average. Our commercial loan growth can be attributed to our relationship banking model and success in expanding our specialty lending units such as healthcare, asset based lending and equipment financing

•	Achieved strong loan growth despite intense competition and without compromising our prudent underwriting practices, as evidenced by our strong credit quality metrics

•	Introduced new commercial loan servicing and enhanced our leasing platform. All of these improvements add to our revenue generating capacity and customer service capabilities

•	Promoted core values of absolute integrity, shared passion, personal accountability, unparalleled teamwork & embrace change
2014 Short-Term Incentive Award Decisions
In 2015, we reviewed awards calculated under the 2014 Executive Short-Term Incentive Plan formula based on our financial performance results (see section titled "Financial Performance" for details) and our Named Executive Officers’ respective individual performance (see section titled "Individual Performance" for details).
The plan payments are outlined below:

Name	70% Financial Performance Results (2)	30% Individual Performance Results (3)	Combined Factor (4)	Short-Term Incentive Target	2014 Payment (5)
Gary M. Crosby	39.49%	100.00%	57.64%	$975,000	$562,000
Gregory W. Norwood	39.49%	125.00%	65.14%	$434,600	$283,100
Richard M. Barry	39.49%	95.00%	56.14%	$351,000	$197,100
Mark R. Rendulic	39.49%	120.00%	63.64%	$302,120	$192,300
Joseph V. Saffire (1)	39.49%	120.00%	63.64%	$400,000	$254,600
(1) Mr. Saffire was hired in April 2014. The Individual Performance Results shown for him includes consideration for his actual start date.
(2) For additional detail on the Financial Performance Results, please see the preceding chart. Financial results can range from 0% - 200% depending on respective performance relative to each of the performance objectives.
(3) For additional detail on the Individual Performance Results, please see the preceding discussion. Individual results can range from 0% - 200%.
(4) The Combined Factor is calculated by adding the financial performance result of 39.49% weighted 70% to the individual performance results weighted 30%. The Combined Factor is used to determine the payment made to each of our Named Executive Officers by multiplying the percentage by the applicable short-term incentive target.

(5)	2014 Payments rounded to the nearest $100.
Long-Term Incentive Program
We grant long-term incentive awards under our 2012 Equity Incentive Plan to our Named Executive Officers to motivate achievement of sustained, long-term financial performance and to align the interests of our Named Executive Officers with those of our stockholders.
2014 Long-Term Incentive Target Decisions
Each Named Executive Officer has a target long-term incentive opportunity which is designed to provide a competitive long-term compensation opportunity generally consistent with our compensation peer group. As our financial performance exceeds or falls short of the established goals, the actual realized value of the long-term incentive earned will exceed or fall short of the target award. We review and approve the target long-term incentive opportunities annually.

39

In addition, we considered the following objectives when determining the 2014 targets:

•	Creating a strong link between our performance and each Named Executive Officer's realizable pay

•	Increasing share ownership of our Named Executive Officers

•	Maintaining internal pay equity among our Named Executive Officers

•	After his promotion to President and CEO, aligning Mr. Crosby’s compensation with the market
Based on an evaluation of these goals, we increased each Named Executive Officer's long-term incentive opportunity as shown in the table below:

Long-Term Incentive	Gary M. Crosby (1)	Gregory W. Norwood	Richard M. Barry	Mark R. Rendulic	Joseph V. Saffire (2)
2013 Target	$1,000,000	$742,000	$495,000	$457,000
2014 Target	$2,500,000	$815,000	$515,000	$475,000
$ change	$1,500,000	$73,000	$20,000	$18,000	na

(1)
Mr. Crosby was appointed President and CEO on December 19, 2013. At that time, we approved a competitive compensation package effective January 1, 2014 and did not make any modifications during 2014. The amount shown for 2013 reflects his target in his prior role while the amount shown for 2014 reflects his target after his appointment as President and CEO.

(2)	Mr. Saffire was hired in April 2014 and was not eligible for a 2014 Long-Term Incentive Award.
Long-Term Incentive Award Vehicle
We grant three forms of long-term incentive awards: stock options, performance-based restricted stock units and time-based restricted stock units as displayed in the table below:

Vehicle	Vesting	Rationale	Mix
Stock Options	One-third vests per year	To focus executives on share price improvements	25%
Performance-Based Restricted Stock Units	Vests at the conclusion of three-year performance period	To align long-term incentives to the achievement of our total shareholder return	25%
Time-Based Restricted Stock Units	Vests on third anniversary	To increase stock ownership and retain the continued services of our key executive talent	50%
Dividend equivalents in an amount equal to the dividends payable to stockholders of common stock are provided in cash for time-based restricted stock units. Dividend equivalents are not provided on performance-based restricted stock units.
Performance-Based Restricted Stock
Performance-based restricted stock units vest at the conclusion of the three-year performance period and the number of shares that actually distribute is based on our relative Total Shareholder Return ("TSR") performance relative to an industry index, using the definitions set forth below:

•
Three-year Total Shareholder Return reflects the rate of return reflecting stock price appreciation plus reinvestment of dividends calculated as follows: (stock price at the end of the performance period - stock price at the beginning of the performance period + dividends paid) / stock price at the beginning of the performance period)

•
Industry Comparator Group is the SNL Mid-Cap Bank Index (excluding OTCBB and Pink Sheets traded companies). Banks in this group include those with $1 billion to $5 billion total common stock market capitalization

40

Award Determination for Performance-Based Restricted Stock
Range of Payout Percentages for Peer Relative Three-Year TSR

Below Threshold	Threshold 35th percentile	Target 50th percentile	Stretch 75th percentile +
$0	50%	100%	150%
Assuming a minimum threshold performance is achieved, 50% of target awards will be vested. Once threshold performance is achieved, actual awards will be interpolated between 50% - 150% of target to reward for incremental performance relative to the industry comparator group. We do not issue performance-based restricted stock units for performance below the threshold level of achievement. In addition, if TSR is negative, even if it is above the 35th percentile, we do not distribute performance-based restricted stock units in excess of the threshold level of achievement.
2012-2014 Performance-Based Restricted Stock Awards
The awards granted in 2012 with a performance period ended on December 31, 2014 were not distributed, because we determined that threshold levels of performance results against the SNL Mid-Cap Bank Index were below the 35th percentile.
2015 Long-Term Incentive Award Mix
In order to better align our long-term incentive awards with external market practice and evolving pay-for-performance best practices, we modified the long-term incentive award mix provided to our Named Executive Officers as of January 1, 2015. The modification includes the elimination of stock options (formerly 25% of the total award) and the increase of performance-based restricted stock units (from 25% to 50%). The remaining 50% will continue to be awarded in time-based restricted stock units. This modification will increase the impact of our relative Total Shareholder Return and reduce the impact of stock price appreciation alone.
2014 Compensation Pay Mix at Target
We focus on aligning a significant portion of the total compensation of our Named Executive Officers with the interests of our stockholders.
Variable Pay

•	78% of our CEO's target compensation is variable, delivered in the form of short- and long-term incentive awards

•	For our other Named Executive Officers, 66% of their target compensation at target is variable
Performance-Based Pay

•	50% of our CEO's target compensation is performance-based, delivered in the form of short-term incentives, stock options, and performance-based restricted stock units

•	For our other Named Executive Officers, 46% of target compensation at target is performance-based

41

DETAILS OF INDIRECT COMPENSATION PROGRAMS

Severance Benefits
We maintain an Executive Severance Plan for our Named Executive Officers in order to provide a competitive compensation package and income continuation following a termination of employment that is not in connection with a change in control. The Executive Severance Plan applies to terminations of employment for a Named Executive Officer (i) whose employment is involuntarily terminated by us for reasons other than for cause, (ii) who is required to move more than 100 miles from his or her current principal place of employment, or (iii) whose aggregate compensation is materially reduced. Further detail of the benefits provided under this plan to our Named Executive Officers is included in the section titled "Potential Payments upon Termination or Change in Control."
Change in Control Benefits
During 2014, we maintained change in control agreements with each of our Named Executive Officers in order to ensure ongoing retention while recognizing that the prospect of a takeover may create uncertainty about continuing employment. Effective January 1, 2015, we adopted the First Niagara Bank Executive Change in Control Severance Plan (“CIC Plan”), and entered into cancellation agreements with Messrs. Crosby, Norwood, Barry and Rendulic to terminate their existing change in control agreements. Mr. Saffire’s change in control agreement expired by its term on December 31, 2014. The CIC Plan was implemented in order to:

•	Reduce the administrative burden associated with issuing and maintaining individual change in control agreements

•	Ensure uniformity in severance benefits for our Named Executive Officers

•	Provide the Committee with flexibility to make uniform amendments
In addition, we amended the CIC Plan in March 2015 to provide that if there is an amendment, modification or termination of the CIC Plan during the period commencing 12 months before the date on which a change in control occurs and ending on the last date of the applicable CIC protection period, the changes will not apply to a participant who terminates during the applicable period if the change reduces the compensation and benefits payable.

42

The severance benefits that our Named Executive Officers are entitled to receive under the CIC Plan are substantially similar to the severance benefits they would have been entitled to receive under their individual change in control agreements. A comparison of key provisions under the individual change in control agreements and the newly-adopted CIC Plan are noted below:

Key Provisions	Individual Change in Control Agreements	CIC Plan
Protection Period Termination by Company without "Cause"	12 months	24 months
Protection Period Termination by Executive for "Good Reason"	14 months	24 months
Non Solicitation Period	9 months	24 months - CEO 12 months - Other Named Executive Officers
Outplacement Benefits	$10,000	$15,000
Payment Trigger	Double-Trigger	Double-Trigger
280G	Best Net	Best Net
The individual change in control agreements provided for “double-trigger” severance payments in the event of a termination without cause or for a resignation for good reason following a change in control. The rationale for providing double-trigger payments is to provide security for our Named Executive Officers without providing an undue benefit to any executive who continues to be employed following a change in control. The individual change in control agreements also provided for a “best net” approach, whereby the payments are capped at the threshold amount under Section 280G of the Internal Revenue Code unless the net benefit to our Named Executive Officer would otherwise be greater if he or she were to receive the full value and pay the excise tax, in which case, the full amount was paid. We provide further detail of the benefits that would have been provided to our Named Executive Officers under their change in control agreements in effect in 2014 in the section titled "Potential Payments upon Termination or Change in Control."
401(k) Plan
All employees, including our Named Executive Officers, are eligible to participate in our 401(k) plan. Under the plan, employees may make salary deferrals up to the maximum annual Internal Revenue Code limit. We contribute an amount to the plan equal to 100% of the first 4% of an employee's contributions plus 50% of an employee's contributions that exceed 4% but do not exceed 6% of the employee's compensation for the payroll period. Our contributions cannot exceed 5% of an employee's annual compensation as limited by Internal Revenue Code.
Employee Stock Ownership Plan (“ESOP”)
During 2014, all employees, including our Named Executive Officers, were eligible to participate in our ESOP. The ESOP held shares of our common stock that were purchased in connection with our 1998 initial public offering and our 2003 second step offering. The purchases of these shares were funded by loans from us. Shares purchased by the ESOP were maintained in a suspense account and held for allocation among the participants. Loan payments were made annually through cash contributions, as well as dividends on allocated and unallocated shares held by the ESOP. As annual loan payments were made, shares were released from the suspense account and allocated to employee accounts. The ESOP was terminated effective December 31, 2014. In January 2015, all the remaining shares subject to the ESOP were released and allocated to eligible employee accounts.

43

Nonqualified Deferred Compensation Plan (“NQDC”)
In order to provide an opportunity for certain executives, including our Named Executive Officers, to increase the amount of tax-deferred savings, we adopted a NQDC. The NQDC offers the same investment options as currently available in our 401(k) plan (except the option to elect our common stock and the stable value fund). The NQDC does not provide for additional contributions by us. We determine compensation eligible for deferral and limits on amount deferred. For 2015, we approved the following key terms:

1.	Deferral Compensation Elements: Base salary and/or annual short-term incentives earned on or after January 1, 2015; and

2.	Deferral Limits: From 1 to 50 percent of annual base salary and from 1 to 80 percent of annual short-term incentive.
The NQDC took effect on January 1, 2015.
COMPENSATION POLICIES

Stock Ownership and Holding Guidelines

We believe that each of our Named Executive Officers should own a significant amount of our common stock and hold a significant portion of our common stock received as compensation under our long-term incentive plans.

The specific guidelines are outlined below:

	Holding Guidelines (% of Net Shares)	Ownership Guidelines (Multiple of Base Salary)
CEO	75%	5x
Tier I Executive (1)	75%	3x
Tier II Executive (2)	50%	2x

(1)	Tier I Executives are defined as members of the Management Committee and includes all of our other Named Executive Officers.

(2)	Tier II Executives are defined as all Grade 12 Executives and / or Section 16 Officers who are not Tier I Executives.
Below is a summary of the shares that qualify for the ownership guidelines described above:

▪	Shares directly owned, including shares from the vesting, payment or exercise of a compensation award (net of taxes)

▪	Shares purchased through dividend reinvestment

▪	Shares owned by immediate members of the executive’s family or shares held as part of the 401(k) plan or ESOP

▪	Unvested restricted stock and restricted stock unit awards subject to time-based vesting requirements

▪	Performance-based restricted stock and restricted stock units awards are not included
Named Executive Officers are expected to hold 75% of the net shares received through the vesting of long-term incentive awards until they satisfy the ownership guidelines. Once a Named Executive Officer achieves the ownership guideline, he or she is no longer subject to the holding guideline provided his or her total stock ownership level does not fall below the ownership guideline. If he or she falls below the ownership guideline, he or she must hold 75% of shares until the ownership guideline is met again. We monitor ownership levels and compliance on an annual basis.
Prohibition on Hedging and Pledging
Our Insider Trading Policy prohibits directors and employees, including each of our Named Executive Officers, from engaging in hedging or monetization transactions, including prepaid variable forwards, equity swaps, collar, exchange funds or similar rights and obligations or engaging in any other hedging activity involving our securities.

44

Our Insider Trading Policy also prohibits directors and employees, including each of our Named Executive Officers, from pledging our securities as collateral for margin purchases or a loan.
Impact of Tax Policies - Deductibility of Executive Compensation
We review and consider the deductibility of our executive compensation programs under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1 million paid to a Named Executive Officer (other than our CFO) unless it qualifies as performance-based compensation.
Annual awards made to our Named Executive Officers under our stockholder-approved plans are intended to be eligible for the performance-based compensation exception under Section 162(m). However, we believe that circumstances may exist where providing compensation that is not fully deductible for tax purposes may be desirable to achieve our objectives in some situations and may be in the best interests of stockholders. Accordingly, we may issue awards not eligible for the performance-based compensation exception under Section 162(m). We do not represent that all of the compensation paid to our Named Executive Officers was or will be fully deductible for federal income tax purposes.
Equity Grant Policy
In order to align with current best practices and to enhance the quality of our internal controls, we adopted in January 2014 an Equity Grant Policy ("Policy"). The Policy establishes pre-determined grant dates with an emphasis on granting during the time when our financial information is most readily available (e.g., two business days after the filing of our Form 10-Q and 10-K), outlines grant approval guidelines, describes the methodology for the calculation of shares, units and stock options, outlines the grant agreement and acceptance process and describes applicable communication to recipients. The Policy was in effect for all employee awards, including awards to our Named Executive Officers, granted in 2014.
THE COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K.

The Compensation Committee
George M. Philip (Chair)	Susan S. Harnett
Roxanne J. Coady	Peter B. Robinson
REVIEW OF COMPENSATION RELATED RISK

Risks associated with our executive compensation program and all other short-term and long-term incentive plans are monitored on an on-going basis in order to comply with the SEC's rules relating to compensation risk disclosure and the Office of the Comptroller of the Currency (the "OCC") Interagency Guidelines.
In 2014, management conducted its annual review of our compensation programs in order to assess the risks arising directly from compensation programs, policies and practices. Management presented the risk assessment results to the Compensation Committee.
The risk assessment included:

•	Review of design features associated with compensation plans

•	Review of the process to determine compensation pools and awards

•	Analysis of plan features that could encourage or mitigate risk

45

The purpose of the risk assessment is to confirm our short-term and long-term incentive plans do not encourage imprudent risk taking and are consistent with the safety and soundness of the organization by following three key principles:

•	Provide employees incentives that appropriately balance risk and reward

•	Be compatible with effective controls and risk management

•	Be supported by strong corporate governance, including active and effective oversight by our Board
Highlights of the risk assessment results include the following:

•	Short-term and long-term incentive plans are well-aligned with sound compensation design principles

•	Plans require minimum threshold levels of performance prior to funding

•	Maximum awards are paid only for achieving superior performance and are capped at an individual level as a percentage of base pay versus target incentive

•	Financial performance measures used to determine payouts under the short-term and long-term incentive plans are reviewed by the Compensation Committee

•	Incentive and commission payments require approval from senior management

•	Incentive compensation plans allow for discretionary adjustments to the ultimate outcomes, which serve to mitigate risk-taking

•	Long-term incentive awards for certain executives incorporate multi-year vesting schedules and clearly defined stock ownership guidelines

•	The 2012 Equity Incentive Plan and the 2014 Executive Short-Term Incentive Plan provides us the right to recoup compensation paid or payable

•	A significant portion of incentive compensation is delivered in stock, encouraging focus by employees on the long-term impact of their decisions
The results of our risk assessment indicate that our compensation programs do not promote unnecessary risk-taking. The Committee agreed with management's conclusion that the compensation programs do not create risks that are reasonably likely to have a material adverse effect on us.
Key Accomplishments in 2014

•
Established the Compensation Performance Management Governance Committee (CPMG). CPMG provides oversight and support of our efforts to comply with the OCC's Interagency Guidance on Sound Incentive Compensation Policies and is responsible for variable compensation plans with the exception of our Named Executive Officers and our other Senior Executives

•	Developed Variable Compensation Policy that serves as our official policy to which all variable compensation plans must adhere

46

SUMMARY COMPENSATION TABLE

The following table provides, for the years ended December 31, 2014, 2013 and 2012, the total compensation earned by each of our Named Executive Officers. The table reflects the total compensation paid to or earned by each of our Named Executive Officers beginning in the later of the fiscal year ended December 31, 2012 or the year the executive first became a Named Executive Officer. Additional information on the total compensation package provided to our Named Executive Officers can be found in the “Compensation Discussion and Analysis.”

Name and Principal Position	Year Ended 12/31	Salary ($) (1)	Bonus (2) ($)	Stock Awards(3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	All Other Compensation (6) ($)	Total ($)
Gary M. Crosby President and CEO	2014	997,731	—	1,688,459	632,325	562,000	37,657	3,918,172
	2013	848,841	1,000,000	1,729,785	271,889	638,000	36,693	4,525,208
	2012	587,716	—	623,451	225,385	315,400	36,768	1,788,720
Gregory W. Norwood Chief Financial Officer	2014	562,615	—	550,436	206,138	283,100	37,651	1,639,940
	2013	527,981	—	912,204	201,742	470,200	37,292	2,149,419
	2012	511,058	—	422,682	152,807	240,000	92,070	1,418,617
Richard M. Barry Chief Risk Officer	2014	483,923	—	347,821	130,259	197,100	26,210	1,185,313
	2013	444,231	25,000	608,550	134,586	337,500	25,760	1,575,627
Mark R. Rendulic, EVP Consumer Financial Services	2014	446,284	—	320,803	120,142	192,300	57,824	1,137,353
	2013	416,745	—	561,833	124,254	322,100	56,378	1,481,310
Joseph V. Saffire, EVP Commercial Financial Services	2014	334,615	105,000	452,805	—	254,600	162,611	1,309,631

(1)
The amounts shown in this column represent the aggregate base salary payable to each of our Named Executive Officers for the payroll periods that ended in the applicable year, including any changes made to a Named Executive Officer’s base salary which took effect during the applicable year.

(2)
The amounts shown in this column represent the following: for Mr. Crosby, a cash completion bonus of $1,000,000 earned in 2013 under the compensation arrangements provided to him in his role as our Interim President and CEO; for Mr. Barry, a cash sign on award of $25,000 paid in 2013 under the compensation arrangements provided to him upon hire; and for Mr. Saffire, a cash sign on award of $105,000 paid in 2014 under the compensation arrangements provided to him upon his hire in April 2014. The total cash sign on amount payable to Mr. Saffire is $275,000; the remaining $170,000 is payable in three equal installments in April 2015, 2016 and 2017. Future payments are contingent upon Mr. Saffire’s continued employment with us.

(3)
The amounts shown in this column represent the full grant date fair value of time-based stock awards and the estimated grant date fair value of performance-based stock awards that were granted during each year. The amounts in this column were calculated in accordance with FASB ASC Topic 718; provided, however, that the amounts shown in this column for 2012 do not reflect the discount on the value of the performance-based awards used for purposes of our audited financial statements for the present value of the dividends during the performance period (which are not paid on these awards)~~.~~ In accordance with SEC rules, any estimate for forfeitures is excluded from, and does not reduce, the reported amounts. The fair value of performance-based awards was estimated taking into consideration several factors, including our stock price on the grant date and estimated probabilities of payout ranging from 0% to 150% of the “target” award, as well as the present value of dividends during the performance period (which are not paid on these awards) for 2013 and 2014 values. Shares awarded will be determined based on the actual results of the pre-established performance conditions and can range from 0% to 150% of the target share award. The maximum amounts payable for the performance-based stock awards for 2014 assuming the highest possible outcome of the performance condition to which such awards are subject (150% of the target award), would be $947,000 for Mr. Crosby, $309,000 for Mr. Norwood, $195,000 for Mr. Barry and $180,000 for Mr. Rendulic. Mr. Saffire did not receive a grant of performance-based awards in 2014. Mr. Saffire's time-based stock award vests one-third per year on the anniversary of the grant date.

(4)
The amounts shown in this column represent the full grant date fair value of stock option awards granted during each year. The amounts in this column have been calculated in accordance with FASB ASC Topic 718. In accordance with SEC rules, any estimate for forfeitures is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions used with respect to stock option awards, see Note 14 to our audited financial statements for the year ended December 31, 2014 and Note 15 to our audited financial statements for the years ended December 31, 2013 and 2012, which were included in our Form 10-K filed with the SEC on March 17, 2015, February 25, 2014 and February 25, 2013, respectively. Mr. Saffire did not receive a stock option award in 2014

(5)
The amounts shown in this column represent the short-term incentives awarded under our Executive Short-Term incentive Plan for services rendered in 2014, 2013 and 2012, respectively. Awards are reported for the year in which they are earned, regardless of the year in which they are paid. The 2014, 2013 and 2012 annual cash incentive awards were fully paid in cash in February of 2015, 2014 and 2013, respectively.

47

(6)The details of “All Other Compensation” for 2014 are as follows:

Name	401(k) (a) ($)	ESOP Allocation (b) ($)	Club Dues ($)	Auto Allowance ($)	Commuting Allowance ($)	Relocation Payments ($)	Total All Other Compensation ($)
Gary M. Crosby	13,000	1,710	10,947	12,000	—	—	37,657
Gregory W. Norwood	13,000	1,300	11,351	12,000	—	—	37,651
Richard M. Barry	13,000	1,210	—	12,000	—	—	26,210
Mark R. Rendulic	13,000	1,670	—	12,000	31,154	—	57,824
Joseph V. Saffire	—	—	7,334	8,000	—	147,277	162,611

a.	The amounts shown in this column represent our contributions under the 401(k) Plan.

b.
The ESOP was terminated effective December 31, 2014. In January 2015, all the remaining shares subject to the plan were released and allocated to eligible employee accounts. The amounts shown in this column represent the total value of ESOP shares allocated for 2014 and include the annual allocation and the additional allocation. The value of the shares was determined using $8.43 per share, the closing price per share of our common stock on December 31, 2014.

48

GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the short-term incentive awards provided under our Executive Annual Incentive Plan and grants of long-term incentive awards provided under our 2012 Equity Incentive Plan to each of our Named Executive Officers during 2014. The actual short-term incentive award paid to each of our Named Executive Officers can be found in the Non-Equity Incentive Plan Compensation column in the "Summary Compensation Table." Additional information on the grants of plan based awards provided to each of our Named Executive Officers can be found in the “Compensation Discussion and Analysis" section.

Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1) ($)			Estimated Future Share Payouts Under Equity Incentive Plan Awards (2) (#)			All Other Stock Awards: Number of Shares of Stock (3) (#)	All Other Option Awards: Number of Shares of Underlying Options (4) (#)	Per Share Exercise of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (5) ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Gary M. Crosby
STI	—	487,500	975,000	1,950,000							—
Stock Option	3/28/2014								244,141	9.27	632,325
Perform-Based	3/28/2014				34,042	68,083	102,125				426,200
Time-Based	3/28/2014							136,166			1,262,259
Gregory W. Norwood
STI	—	217,300	434,600	869,200							—
Stock Option	3/28/2014								79,590	9.27	206,138
Perform-Based	3/28/2014				11,098	22,195	33,293				138,941
Time-Based	3/28/2014							44,390			411,495
Richard M. Barry
STI	—	175,500	351,000	702,000							—
Stock Option	3/28/2014								50,293	9.27	130,259
Perform-Based	3/28/2014				7,013	14,025	21,038				87,797
Time-Based	3/28/2014							28,050			260,024
Mark R. Rendulic
STI	—	151,060	302,120	604,240							—
Stock Option	3/28/2014								46,387	9.27	120,142
Perform-Based	3/28/2014				6,468	12,936	19,404				80,979
Time-Based	3/28/2014							25,871			239,824
Joseph V. Saffire
STI	—	200,000	400,000	800,000							—
Time-Based	5/8/2014	—	—	—	—	—	—	52,836	—		452,805

(1)
The amounts shown in these columns represent the threshold, target and maximum awards payable to our Named Executive Officers under our 2014 Short-Term Incentive Plan. The amounts shown under threshold represent the value of the award payable should the calculated results of the financial performance measures equal 50% of established financial targets. No award would be payable in the event that the calculated results of the financial performance measures is below 50%. The amounts shown under target represent 100% of target. The amounts shown under maximum are 200% of target and represent the maximum amount payable. The actual amount of these awards is disclosed in the Non-Equity Incentive Plan column of the "Summary Compensation Table."

(2)
The number of units shown in these columns represent the threshold, target and maximum number of performance-based restricted stock units that would vest and become distributable to our Named Executive Officers under our 2012 Equity Incentive Plan provided that a three-year peer relative total shareholder return performance condition was met. The amounts shown under threshold represent the number of shares distributable should our three-year total shareholder return equal the 35th percentile of our established peer group. If total shareholder return was negative, even if it was above the 35th percentile, only the threshold number of shares would be distributable. No shares would be distributable in the event that our three-year total shareholder return was less than the 35th percentile. The amounts shown under threshold represent the 35th percentile and are paid at 50% of target. The amounts shown under target represent the 50th percentile and are paid at 100% of target. The amounts shown under maximum represent the 75th percentile or higher and are paid at 150% of target and represent the maximum number of shares distributable. The awards are subject to a three-year performance period that commenced on January 1, 2014 and will end on December 31, 2016. The number of units for each grant was determined using $9.18, the 30-day average closing price per share of our common stock from February 26, 2014 through March 27, 2014.

(3)
The amounts shown in this column reflect the number of time-based restricted stock units granted under our 2012 Equity Incentive Plan. For our Named Executive Officers, other than Mr. Saffire, the awards vest in full on the third anniversary of the grant date. For Mr. Saffire, the award vests one-third per year on the anniversary of the grant date. For our Named Executive Officers, other than Mr. Saffire, the number of units for each award granted on March 28, 2014 was determined using $9.18, the 30-day average closing price per share of our common stock from February 26, 2014 through March 27, 2014. For

49

Mr. Saffire, the number of units for the award granted on May 8, 2014 was determined using $8.99, the 30-day average closing price per share of our common stock from April 8, 2014 through May 7, 2014.

(4)
The amounts shown in this column reflect the number of stock options granted under our 2012 Equity Incentive Plan. These awards vest one third per year on each anniversary of the grant date and have an exercise price equal to the closing price of a share of our common stock on the grant date. The value of each stock option award was determined using a Black-Scholes Pricing Model valuation of $2.56, based on $9.18, the 30-day average closing price per share of our common stock from February 26, 2014 through March 27, 2014. The value was not reduced to reflect estimated forfeitures during the period. The actual grant date fair value established for each stock option award was $2.59, based on $9.27, the closing price per share of our common stock on March 28, 2014.

(5)
The amounts shown in this column reflect the grant date fair value of all awards. All stock awards are valued using the closing price per share of our common stock on the grant date. The grant date fair value of performance-based stock awards was estimated taking into consideration several additional factors, including the present value of dividends during the performance period (which are not paid on these awards), and estimated probabilities of payout ranging from 0% to 150% of the “target” award.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

For information regarding our 2014 short-term incentive program and our 2014 long-term incentive program consisting of stock options, performance-based restricted stock units and time-based restricted stock units, please see the section titled "Overview of Compensation Program" in our Compensation Discussion and Analysis above.

50

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

The following table provides information on each of our Named Executive Officer's outstanding equity awards as of December 31, 2014. The equity awards reported in the Option Awards columns consist of non-qualified stock options. The equity awards reported in the Stock Awards columns consist of performance-based restricted stock, time-based restricted stock, time-based restricted stock units and performance-based restricted stock units. The value of equity awards outstanding is calculated using a market value of $8.43, the closing price per share of our common stock on December 31, 2014. All numbers have been rounded to the nearest whole dollar or share.

	Option Awards(1)				Stock Awards
Stock Option Award Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (5) ($)
Gary M. Crosby
7/13/2009	8,400	—	11.29	7/13/2019	4/27/2012	45,525	383,776	11,381	95,942
7/13/2009	15,633	—	11.29	7/13/2019	3/28/2013	59,172	498,820	14,793	124,705
1/25/2010	35,406	—	14.44	1/25/2020	4/9/2013	115,221	971,313
1/24/2011	45,933	—	13.79	1/24/2021	3/28/2014	136,166	1,147,879	34,042	286,974
3/30/2012	55,140	27,570	9.84	3/30/2022
3/28/2013	38,403	76,804	8.86	3/28/2023
3/28/2014	—	244,141	9.27	3/28/2024
Gregory W. Norwood
4/4/2011	33,096	—	13.84	4/4/2021	4/27/2012	30,864	260,184	7,716	65,046
3/30/2012	37,384	18,692	9.84	3/30/2022	3/28/2013	43,905	370,119	10,977	92,536
3/28/2013	28,495	56,989	8.86	3/28/2023	4/24/2013	41,634	350,975
3/28/2014	—	79,590	9.27	3/28/2024	3/28/2014	44,390	374,208	11,098	93,556
Richard M. Barry
3/30/2012	22,430	11,215	9.84	3/30/2022	4/27/2012	18,519	156,115	4,629	39,022
3/28/2013	19,010	38,018	8.86	3/28/2023	3/28/2013	29,290	246,915	7,323	61,733
3/28/2014	—	50,293	9.27	3/28/2024	4/24/2013	27,775	234,143
					3/28/2014	28,050	236,462	7,013	59,120
Mark R. Rendulic
1/24/2011	19,536	—	13.79	1/24/2021	4/27/2012	19,290	162,615	4,823	40,658
3/30/2012	23,364	11,682	9.84	3/30/2022	3/28/2013	27,041	227,956	6,761	56,995
3/28/2013	17,550	35,100	8.86	3/28/2023	4/24/2013	25,643	216,170
3/28/2014	—	46,387	9.27	3/28/2024	3/28/2014	25,871	218,093	6,468	54,525
Joseph V. Saffire
					5/8/2014	52,836	445,407	—	—

(1)	The stock options reported in these columns vest one-third per year on the anniversaries of the grant date.

(2)
The amounts shown in this column represent unvested time-based restricted stock and time-based restricted stock units. These awards vest in full on the third anniversary of the grant date, with the following exceptions: Mr. Crosby's award granted on April 9, 2013 vests on March 19, 2016 and Mr. Saffire’s award granted on May 8, 2014 vests in three equal annual installments on the anniversary of the grant date.

(3)
The amounts shown in this column represent the market value of the time-based restricted stock and time-based restricted stock units calculated using $8.43, the closing price per share of our common stock on December 31, 2014.

(4)
The amounts shown in this column represent outstanding, unvested performance-based restricted stock and performance-based restricted stock units. These awards provide our Named Executive Officers with the opportunity to earn shares of our common stock contingent on the achievement of pre-determined performance conditions over a three-year performance period. The values shown are the threshold value of the award (50%), depending on the achievement of the performance conditions, the award could distribute between 0% and 150% of the target value. All awards granted to our Named Executive Officers vest following the conclusion of the three-year performance period at the time we certify the performance results, which typically occurs in January of the next fiscal year; the awards granted in 2012 with a performance period ended on December 31, 2014 were not distributed, because we

51

determined that threshold levels of performance were not met; the awards granted in 2013 with a performance period ending on December 31, 2015 and the awards granted in 2014 with a performance period ending on December 31, 2016 will vest, if at all, in January 2016 and January 2017, respectively, at the time we certify the performance results.

(5)
The amounts shown in this column represent the market value of the performance-based restricted stock and performance-based restricted stock unit awards, assuming a threshold level of payout (50%), and using $8.43, the closing price per share of our common stock on December 31, 2014.

OPTION EXERCISES AND STOCK VESTED

The following table provides information on the value realized by each of our Named Executive Officers as a result of the stock awards that vested from January 1, 2014 through December 31, 2014. All numbers have been rounded to the nearest whole dollar or share. There were no options exercised from January 1, 2014 through December 31, 2014.

	Stock Awards
Grant Date	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)
Gary M. Crosby
1/24/2011	23,389	241,842
Gregory W. Norwood
4/4/2011	16,257	168,097
4/4/2011	3,613	30,458
Richard M. Barry
12/5/2011	10,520	85,212
Mark M. Rendulic
1/24/2011	9,948	102,862
Joseph V. Saffire (3)
	—	—

(1)	The amounts shown represent the vesting of shares of our common stock in 2014.

(2)	The amounts shown represent the aggregate value of the vested shares calculated using the closing price per share of our common stock on the date previous to the vest date.

(3)	Mr. Saffire did not have any vested equity awards in 2014.

52

PENSION BENEFITS

We do not provide any defined benefit pension plans for our Named Executive Officers. Accordingly, no disclosure is being provided under this heading.
NONQUALIFIED DEFERRED COMPENSATION

We did not provide any nonqualified deferred compensation arrangements for our Named Executive Officers in 2014. Accordingly, no disclosure is being provided under this heading.
During 2014, we adopted the First Niagara Bank Nonqualified Deferred Compensation Plan (the “NQDC”) which became effective January 1, 2015. The Plan offers the same investment options as currently available in our 401(k) plan (except the option to elect our common stock and the stable value fund). The NQDC does not provide for additional contributions by us. We determine compensation eligible for deferral and limits on amount deferred and for 2015, we approved the following key terms:

1.	Deferral Compensation Elements: Base salary and/or annual short-term incentives earned on or after January 1, 2015; and

2.	Deferral Limits: From 1 to 50 percent of annual base salary and from 1 to 80 percent of annual short-term incentive.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Agreements
In 2014, each of our Named Executive Officers had a change in control agreement that provided for certain benefits in the event of certain terminations of employment following a change in control. We recognized that an important consideration in attracting and retaining key personnel was the ability to minimize the impact on our Named Executive Officers of the possible disruption associated with the analysis of strategic opportunities. Accordingly, we believed that it was in the best interests of stockholders to provide our Named Executive Officers with reasonable financial arrangements in the event of termination of employment following a change in control. In exchange for such benefits, these agreements imposed certain non-solicitation and non-competition requirements for a period of nine months following termination, and also required non-disclosure of any of our confidential information.
As described in greater detail in the section titled "Details of Indirect Compensation", we adopted the First Niagara Bank Executive Change in Control Severance Plan (“CIC Plan”) and entered into cancellation agreements with Messrs. Crosby, Norwood, Barry and Rendulic to terminate their existing change in control agreements. Mr. Saffire’s change in control agreement expired by its term on December 31, 2014. Both the CIC Plan and the cancellation agreements became effective on January 1, 2015. The discussion that follows is a description of our change in control agreements with our Named Executive Officers since they were in place at December 31, 2014.
Termination for Good Reason or without Cause Following a Change in Control.
Upon a termination of employment by a Named Executive Officer for “Good Reason” within 14 months following a Change in Control, or by us without “Cause” (this is commonly referred to as a “double-trigger”) within 12 months following a Change in Control, our Named Executive Officer will receive the following:

(a)	Salary and fringe benefits through his termination date

(b)	Any unpaid annual short-term incentive for a prior period

(c)	Payment of accrued but unused vacation

(d)	200% (300% for Mr. Crosby) of his base salary, as in effect in the year of termination of employment payable in one lump sum

(e)	Lump-sum payment in an amount equal to 200% (300% for Mr. Crosby) of his targeted annual short-term incentive amount, as in effect in the year of the termination of employment

(f)	Medical and health insurance, group term life insurance, automobile allowance, and club membership benefits for a period of 24 months (36 months for Mr. Crosby), with continued dependent health and

53

medical benefits for the balance of the applicable period in the event of our Named Executive Officer's death

(g)	Up to $10,000 in outplacement services during the 12 month period following the termination of employment

(h)	Accelerated vesting of all outstanding equity grant awards
In the event that the payments or benefits under the agreements would result in excess parachute payments under Section 280G of the Internal Revenue Code, each of our Named Executive Officers is entitled to receive the greater of the following amounts on an after-tax basis: (a) all of the payments and benefits under these agreements with payment of the applicable excise tax by our Named Executive Officer on the amount of excess parachute payments; or (b) the payments and benefits under these agreements reduced to the extent necessary so that no portion of the payments or benefits will be treated as excess parachute payments. Named Executive Officers are not entitled to a gross-up for excise taxes paid.
Upon a Named Executive Officer's termination of employment without “Good Reason” following our Change in Control or termination of employment us for “Cause” following our Change in Control, or on account of the death or disability of our Named Executive Officer following our Change in Control, no amounts are payable to a Named Executive Officer under the agreements.
Defined Terms.
Cause. For purposes of the agreements, “Cause” means a finding by the Board that any of the following conditions exist: (a) the willful and continued failure substantially to perform his duties (other than as a result of disability) that cannot be cured within 30 days of notice by us; (b) a willful act or omission constituting dishonesty, fraud or other malfeasance, and any act or omission constituting immoral conduct, which in any such case is injurious to our financial condition or business reputation; (c) indictment for certain felonies; or (d) a breach of our Code of Ethics, or any restrictive covenant, non-competition, confidentiality or non-solicitation, or other similar agreement.
Change in Control. For purposes of the agreements, a “Change in Control” is generally defined to mean (a) the acquisition of 50% or more of our common stock; (b) certain turnovers in our Board of Directors within a 24-month period; or (c) approval by our stockholders of our dissolution or liquidation, a sale of all or substantially all of our assets, or our agreement to merge, consolidate or reorganize, that results in less than 50% of our outstanding voting securities of the resulting entity being owned by our prior stockholders.
Good Reason. For purposes of the agreements, “Good Reason” is defined to mean a: (a) material diminution in responsibilities, duties, title, reporting responsibilities within the business organization, status, role or authority; (b) material reduction in annual base salary; (c) material reduction in aggregate compensation; (d) requirement that our Named Executive Officer to move his residence more than 100 miles from his current residence; or (e) material breach of the change in control agreement by us that is not or cannot be cured within 30 days of notice of the breach to us.
Executive Severance Plan
We established an Executive Severance Plan which covers all Named Executive Officers. The Executive Severance Plan covers certain terminations of employment that are not in connection with a change in control. The Executive Severance Plan applies to terminations of employment for a Named Executive Officer (i) whose employment is involuntarily terminated by us for reasons other than for “Cause,” (ii) who is required to move his principal place of employment more 100 miles from his current principal place of employment, or (iii) whose aggregate compensation is materially reduced. Each Named Executive Officer who terminates employment under those circumstances will receive a severance payment, subject to compliance with certain non-solicitation and non-competition requirements, for a period of 12 months (24 months for Mr. Crosby) following termination.
The severance payment will be the greater of: (a) 12 months (24 months for Mr. Crosby) of base salary, determined as of the date of termination, plus target annual incentive for the year of termination; or (b) 18 months (36 months for Mr. Crosby) of base salary, determined as of the date of termination. In addition, our Named Executive Officer is entitled to 12 months of outplacement services (not to exceed $10,000).

54

Defined Terms.
Cause. For purposes of the Executive Severance Plan, “Cause” has the same meaning given that term in the Change in Control Agreements, which is set forth above.
2014 Executive Short-Term Incentive Plan
The 2014 Executive Short-Term Incentive Plan is an annual plan adopted under the stockholder-approved Executive Annual Incentive Plan. Under the 2014 Executive Short-Term Incentive Plan, we awarded each of our Named Executive Officers performance-based cash awards.
Death or Disability. Upon the death or “Disability” of a Named Executive Officer during the Plan Year, our Named Executive Officer (or in the event of his death, his designated beneficiary) is entitled to receive payment of the award deemed to be earned at target pro-rated to reflect the portion of the Plan Year prior to the death or Disability, which amount is paid at the same time that awards are typically paid.
Retirement. Upon the “Retirement” of a Named Executive Officer during the Plan Year, our Named Executive Officer is entitled to receive payment of a pro-rated award to reflect the portion of the Plan Year prior to Retirement and actual financial and individual performance. The amount is paid at the same time that awards are typically paid.
    Change in Control. Upon a “Change in Control”, outstanding performance-based awards shall be deemed to be earned at target and pro-rated to reflect the portion of the performance period prior to the Change in Control. The pro-rated target amount is paid at the same time that awards are typically paid.
Termination without Cause Following a Change in Control. Upon an involuntary termination for a reason other than Cause during the one-year period following a Change in Control, any service requirements applicable to then-outstanding awards shall be considered satisfied.
Defined Terms.
Cause. For purposes of the 2014 Executive Short-Term Incentive Plan, “Cause” has the same meaning given that term in the Change in Control Agreements, which is set forth above.
Change in Control. For purposes of the 2014 Executive Short-Term Incentive Plan, “Change in Control” means: (a) our or First Niagara Bank (the “Bank”) merges into or consolidates or merges with entity or bank or corporation, resulting in less than 50% of the outstanding voting securities of the resulting entity being owned by the prior stockholders of us or the Bank; (b) the acquisition of 50% or more of a class of our the Bank's voting securities; (c) certain turnovers in our or the Bank's Board of Directors within a 24-month period; or (d) we or the Bank sells to a third party all or substantially all of its assets.
Disability. For purposes of the 2014 Executive Short-Term Incentive Plan, “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that lasted or can be expected to last for a continuous period of not less than 12 months.
Retirement. For purposes of the 2014 Executive Short-Term Incentive Plan, “Retirement” means the executive's voluntary termination of employment as of a date that (a) the executive had attained age 60 and completed six years of service, (b) the executive had attained age 55 and completed 20 years of service, or (c) the executive attained age 65.
Long-Term Incentive Plans
We may grant our Named Executive Officers stock options, performance-based restricted stock awards and time-based restricted stock awards under our 2002 Long-Term Incentive Stock Benefit Plan (the “2002 Plan”) or the 2012 Equity Incentive Plan (the “2012 Plan,” and together with the 2002 Plan, the “Long-Term Incentive Plans”). The treatment of the awards made under the Long-Term Incentive Plans is described below.

55

Death, Disability & Retirement. In the event of a termination of employment due to death, “Disability” or “Retirement,” except for awards subject to performance vesting, all outstanding stock options shall become immediately vested in full and may be exercised anytime during the one-year period (and for awards granted under the 2002 Plan, five-year period) following termination or until the applicable stock option expiration date, if earlier; and all performance-based restricted stock awards and time-based restricted stock awards shall become fully earned and vested immediately.
Termination for Cause. In the event of a termination of employment for “Cause,” all outstanding stock options, performance-based restricted stock awards and time-based restricted stock awards, whether or not vested, shall expire and be forfeited.
Other Termination of Employment. In the event of a termination of employment for any reason other than due to death, “Disability,” “Retirement” of termination for “Cause,” then all vested stock options on the date of termination shall be exercisable for the three-month period following termination or until the applicable stock option expiration date, if earlier, and any unvested performance-based restricted stock award or time-based restricted stock award that is not vested as of the date of termination shall expire and be forfeited.
Change in Control. In the event of a Change in Control, all outstanding awards subject to performance vesting shall be deemed to have satisfied the applicable performance measures.
Involuntary Termination Following a Change in Control. In the event of an involuntary termination of employment following a Change in Control all outstanding stock options shall become immediately vested in full and may be exercised anytime during the one-year period following termination or until the applicable stock option expiration date, if earlier; and all performance-based restricted stock awards and time-based restricted stock awards shall become fully earned and vested immediately. Under the 2012 Plan, an involuntary termination includes a termination for “Good Reason.”
Defined Terms.
Cause. For purposes of the 2002 Plan, “Cause” means personal dishonesty, willful misconduct, a breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a cease-and-desist order, any of which results in a material loss to us. For purposes of the 2012 Plan, “Cause” has the same meaning given that term in the Change in Control Agreements, which is set forth above.
Change in Control. For purposes of the 2002 Plan, a “Change in Control” of us is generally defined to mean (a) the acquisition of 25% or more of our common stock; (b) certain turnovers in our Board of Directors within a 24-month period; or (c) approval by our stockholders of our dissolution or liquidation; a sale of all or substantially all of our assets; or our agreement to merge, consolidate or reorganize, resulting in less than 25% of our outstanding voting securities of the resulting entity being owned by our prior stockholders. For purposes of the 2012 Plan, “Change in Control” has the same meaning given that term in the 2013 Executive Short-Term Incentive Plan, which is set forth above.
Disability. For purposes of the 2002 Plan, “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, to perform the customarily assigned work. For purposes of the 2012 Plan, “Disability” has the meaning given such term in our long-term disability plan, unless the Award is required to have a specific definition under Internal Revenue Code Section 409A.
Good Reason. For purposes of the 2012 Plan, “Good Reason” means: (a) a material diminution in the executive's base compensation; (b) a material diminution in the executive's authority duties or responsibilities; (c) a requirement that the executive must report to a corporate officer or employee instead of reporting directly to the Board; (d) a material diminution in the budget over which the executive retains authority; (e) a change in the geographic location at which the executive must perform his duties that is more than 50 miles from the location of the executive's principal workplace; or (f) any other action or inaction that constitutes a material breach by us of an agreement with the executive.
Retirement. For purposes of the 2002 Plan, “Retirement” has the meaning given that term in the 2010 Amended and Restated Employee Stock Ownership Plan, which is set forth below. For purposes of the 2012

56

Plan, “Retirement” has the same meaning given that term in the 2013 Executive Short-Term Incentive Plan, which is set forth above.
Potential Payment Calculations
The table below reflects the amount of compensation payable to each of our Named Executive Officers under the following termination scenarios:
(a)    Termination without cause or resignation for good reason
(b)    Change in control
(c)    Termination without cause or resignation for good reason following a change in control
(d)    Death or disability
None of our Named Executive Officers shown on this table met the definition of retirement under any of our benefit plans.
Consistent with SEC requirements, these estimated amounts have been calculated as if our Named Executive Officer's employment had been terminated as of December 31, 2014 and using $8.43, the closing price per share of our common stock on December 31, 2014.
The amounts reported in the following table are hypothetical amounts based on disclosure of compensation information about our Named Executive Officers. Actual payments will depend on the timing and circumstances of any termination of employment or other triggering event at December 31, 2014. Payments in the event of a termination of employment following a change in control of us may be subject to Section 280G of the Internal Revenue Code if the after-tax amount that our Named Executive Officer would receive after payment of the applicable excise tax by our Named Executive Officer of the amount of excess parachute payments received would be greater than the amount of the payments he would receive if such payments were reduced so that there would be no excess parachute payments, but the amount of the cutback has not been included in the table.

57

The table below does not reflect amounts with respect to plans or arrangements generally available to all employees.

Name	Termination Without Cause or Resignation for Good Reason ($)	Change in Control ($)	Termination Without Cause or Resignation for Good Reason following a Change in Control ($)	Disability or Death ($)
Gary M. Crosby
Change in Control Agreement (1)	—	—	5,850,000	—
Executive Severance Pay Plan (2)	2,925,000	—	—	—
Executive Short-Term Incentive Plan (3)	—	975,000	975,000	975,000
Long-Term Incentive Plans (4)	—	—	3,509,409	3,509,409
Health & Welfare (Medical, Dental, Life Insurance) Plans (5)	—	—	4,388	—
Other Benefits
Auto Allowance (6)	—	—	36,000	—
Club Membership Dues (7)	—	—	32,841	—
Outplacement Services	10,000	—	10,000	—
Total	2,935,000	975,000	10,417,638	4,484,409
Gregory W. Norwood
Change in Control Agreement (1)	—	—	1,955,700	—
Executive Severance Pay Plan (2)	977,850	—	—	—
Executive Short-Term Incentive Plan (3)	—	434,600	434,600	434,600
Long-Term Incentive Plans (4)	—	—	1,606,624	1,606,624
Health & Welfare (Medical, Dental, Life Insurance) Plans (5)	—	—	33,637	—
Other Benefits
Auto Allowance (6)	—	—	24,000	—
Club Membership Dues (7)	—	—	22,702	—
Outplacement Services	10,000	—	10,000	—
Total	987,850	434,600	4,087,263	2,041,224
Richard M. Barry
Change in Control Agreement (1)	—	—	1,638,000	—
Executive Severance Pay Plan (2)	819,000	—	—	—
Executive Short-Term Incentive Plan (3)	—	351,000	351,000	351,000
Long-Term Incentive Plans (4)	—	—	1,033,510	1,033,510
Health & Welfare (Medical, Dental, Life Insurance) Plans (5)	—	—	39,948	—
Other Benefits
Auto Allowance (6)	—	—	24,000	—
Club Membership Dues (7)	—	—	—	—
Outplacement Services	10,000	—	10,000	—
Total	829,000	351,000	3,096,458	1,384,510
Mark R. Rendulic
Change in Control Agreement (1)	—	—	1,467,440	—
Executive Severance Pay Plan (2)	733,720	—	—	—
Executive Short-Term Incentive Plan (3)	—	302,120	302,120	302,120
Long-Term Incentive Plans (4)	—	—	977,012	977,012
Health & Welfare (Medical, Dental, Life Insurance) Plans (5)	—	—	33,303	—
Other Benefits
Auto Allowance (6)	—	—	24,000	—
Club Membership Dues (7)	—	—	—	—
Outplacement Services	10,000	—	10,000	—
Total	743,720	302,120	2,813,875	1,279,132
Joseph V. Saffire
Change in Control Agreement (1)	—	—	1,800,000	—
Executive Severance Pay Plan (2)	900,000	—	—	—
Executive Short-Term Incentive Plan (3)	—	400,000	400,000	400,000
Long-Term Incentive Plans (4)	—	—	445,407	445,407
Health & Welfare (Medical, Dental, Life Insurance) Plans (5)	—	—	40,044	—
Other Benefits
Auto Allowance (6)	—	—	24,000	—
Club Membership Dues (7)	—	—	19,559	—
Outplacement Services	10,000	—	10,000	—
Total	910,000	400,000	2,739,010	845,407

(1)
For Mr. Crosby, amount shown represents a lump sum payment equal to 300% of base salary and 300% of target short-term incentive and for our other Named Executive Officers, amounts shown represent a lump sum payment equal to 200% of base salary and 200% of target short-term incentive target.

(2)
For Mr. Crosby, the amount shown represents the value of periodic payments of base salary for 36 months and for our other Named Executive Officers, amounts shown represent the value of base salary for 12 months + target short-term incentive.

58

(3)
The amounts shown represent the target value of the 2014 short-term incentive award. The actual amount of these awards is disclosed in the Non-Equity Incentive Plan column of the "Summary Compensation Table."

(4)
The amounts shown represent the value of accelerated vesting of all outstanding long-term incentive awards granted under our long-term incentive plans that would vest upon termination (or within 30 days of termination). For additional information on awards under the long-term incentive plans, refer to the "Outstanding Equity Awards at December 31, 2014" Table.

(5)	The amounts shown represent the value of continuation of health, welfare, dental and life insurance benefits for 36 months for Mr. Crosby and 24 months for each of our other Named Executive Officers.

(6)	The amounts shown represent the value of auto allowance for 36 months for Mr. Crosby and 24 months for each of our other Named Executive Officers.

(7)	The amounts shown represent the value of club membership dues for 36 months for Mr. Crosby and 24 months for each of our other Named Executive Officers.

59

PROPOSAL II – ADVISORY NON-BINDING VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

The Board believes that our compensation programs and policies are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our stockholders.
We recognize the interest our stockholders have in our executive compensation policies and practices. In recognition of that interest and in accordance with Section 14A of the Securities Exchange Act, this proposal, commonly known as a “say on pay” proposal, provides our stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the discussion of our compensation program and philosophy and the compensation tables of this Proxy Statement.
We are again asking stockholders to vote in an advisory, non-binding, manner on the compensation paid to our Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion). Item 402 of Regulation S-K is the SEC regulation that sets forth what companies must disclose in their proxy statement regarding the compensation of a company's named executive officers. This proposal gives you as a stockholder the opportunity to vote on our executive pay program through the following resolution:
“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

60

PROPOSAL III – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Independent Registered Public Accounting Firm for the year ended December 31, 2014 was KPMG LLP (“KPMG”). The Audit Committee has approved the engagement of KPMG to be our Independent Registered Public Accounting Firm for the year ending December 31, 2015, subject to the ratification of the engagement by our stockholders at the Annual Meeting. Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of KPMG is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change is in the best interests of our stockholders.
Required Vote and Recommendation of the Board
In order to ratify the appointment of KPMG as our Independent Registered Public Accounting Firm for 2015 the proposal must receive a “FOR” vote by at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.
Fees Paid to KPMG
The aggregate fees billed by KPMG for professional services rendered during 2014 and 2013 are as follows:
Audit Fees
The aggregate fees billed to us by KPMG for professional services rendered for the audits of our annual consolidated financial statements and the effectiveness of internal controls over financial reporting, review of the consolidated financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by KPMG in connection with statutory and regulatory filings and engagements were $2,502,262 and $1,869,563 during 2014 and 2013, respectively.
Audit Related Fees
The aggregate fees billed to us by KPMG for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the consolidated financial statements, and that are not already reported in “Audit Fees” above, were $63,200 and $93,000 during 2014 and 2013, respectively. These services in 2014 were related to providing consents; and the services in 2013 were related to tax accounting. All audit related fees billed by KPMG during 2014 and 2013 were pre-approved by the Audit Committee.
Tax Fees
The aggregate fees billed to us by KPMG for each of 2014 and 2013 for professional services rendered for tax compliance, tax advice and tax planning were $37,860 and $127,225, respectively. These services in 2014 primarily related to tax research and for 2013 were primarily related to the formation of a new REIT subsidiary.  All tax fees billed to us by KPMG for 2014 and 2013 were pre-approved by the Audit Committee.
All Other Fees
There were no aggregate fees billed to us by KPMG for each of 2014 and 2013 for all other products and services, other than those described above.

61

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. Our Independent Registered Public Accounting Firm and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre-approval policy, and the fees for the services performed to date.
THE AUDIT COMMITTEE REPORT

As part of its activities for 2014, the Audit Committee has:

•
Reviewed and discussed with management and KPMG LLP (“KPMG”) the Company’s audited consolidated financial statements for the year ended December 31, 2014 and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2014

•	Discussed with KPMG the required communications of Auditing Standard No. 16, Communication with Audit Committees

•	Received the written disclosures from KPMG required by Rule 3526, Communications with Audit Committees Concerning Independence, of the PCAOB and discussed with KPMG its independence from the Company

•
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Form 10-K for the year ended December 31, 2014 and be filed with the SEC. In addition, the Audit Committee appointed KPMG as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2015, subject to the ratification of this appointment by the stockholders

•	We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act

•
Ms. Coady and Mr. Florio qualify as “audit committee financial experts” as that term is used in the rules and regulations of the SEC. Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3

•
Met regularly with our Chief Executive Officer, Chief Financial Officer, internal auditors and KPMG, both together and in separate executive sessions, to discuss the scope and the results of their respective examinations and overall quality of the Company’s financial reporting and internal controls

•	Pre-approved all audit, audit related and other services to be provided by KPMG

•	Reviewed and approved the Risk Based Internal Audit Plan.

The Audit Committee
Roxanne J. Coady (Chair)	Carl A. Florio
Carlton L. Highsmith	Susan S. Harnett

62

STOCKHOLDER PROPOSAL
This proposal was submitted by Mr. Kenneth Steiner, 14 Stoner Avenue Apt 2m, Great Neck, NY 11021, the beneficial owner of no less than 500 shares. Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as they were submitted to us. We take no responsibility for them.
PROPOSAL IV - DIRECTORS TO BE ELECTED BY MAJORITY VOTE

Resolved: Shareholders hereby request that our Board of Directors initiate the appropriate process to amend our Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.
In order to provide shareholders a meaningful role in director elections, our Company's current director election standard should be changed from plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot.
This will establish a challenging vote standard for board nominees and will improve the performance of individual directors and the entire board. Under our Company's current voting system, a director nominee can be elected with as little as one yes-vote. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. More than 77% of the companies in the S&P 500 have adopted majority voting for uncontested elections. Our company has an opportunity to join the growing list of companies that have already adopted this standard.
Please vote to enhance stockholder value:
Directors to be Elected by Majority Vote - Proposal 4

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL
The Board Recommends that you vote AGAINST this proposal for the following reason:
Since 2013, the first year our Board of Directors was fully de-classified and all directors were elected on an annual basis, every director has been elected with no less than 93.5% of the votes cast.  Over the last five years, our directors were re-elected with an average of 95.7% of the votes cast.  In addition, our Corporate Governance Guidelines currently require a director to tender his or her resignation if the director does not receive a majority of votes cast in favor of election and, in the absence of a compelling reason, the resignation will be accepted. The Board believes that the Board of Directors’ high re-election rates and the Corporate Governance Guidelines in effect already addresses the proponent’s concerns, and that amendment of the articles of incorporation and/or Bylaws are not needed at this time.

63

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING
In order to be eligible for inclusion in our proxy statement for the 2016 Annual Meeting of Stockholders, any stockholders proposal to take action at such meeting must be received at our Executive Office, 726 Exchange Street, Suite 618, Buffalo, New York 14210, Attention: Corporate Secretary, no later than November 21, 2015. Proposals must comply with rules of the Securities and Exchange Commission.
Advance Notice of Business to be Conducted at an Annual Meeting
Our Company’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to our Corporate Secretary not less than 90 and not more than 120 days prior to the first anniversary date of our annual meeting for the preceding year. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary date of the preceding year’s annual meeting, the stockholder must give written notice by the later of (i) 90 days prior to such changed annual meeting date and (ii) the tenth day following the date on which public announcement or disclosure of the date of such annual meeting is first made. Assuming the date of our annual meeting does not change, stockholder notice received after January 30, 2016 will be considered untimely for the 2016 Annual Meeting of Stockholders. The notice must include the stockholder’s name, record address, number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided pursuant to Section 11 of our Amended and Restated Bylaws. If we increase the number of directors to be elected to the Board of Directors and do not publicly announce or disclose all of the nominees or the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, stockholder notice regarding a director nomination for a new position will be considered timely if delivered to our Corporate Secretary not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board of Directors was publicly announced or disclosed. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
OTHER MATTERS
The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement and, as indicated above, our bylaws do not allow proposals to be presented at the Annual Meeting unless they were properly presented to us which, for the 2015 meeting, would be prior to January 30, 2015. However, if any matters should properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote in accordance with their best judgment on such matters.
The Audit Committee Report and the Report of the Compensation Committee included in this proxy statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference.
PROXY SOLICITATION
Proxies solicited for the Annual Meeting will be returned to and tabulated by Broadridge Financial Solutions, Inc., the inspector of election designated by the Board.
We will incur the costs of soliciting proxies. Upon request, we will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, directors, officers, and other of our employees may solicit proxies personally or by telephone without additional compensation. We have retained D.F. King & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting, for a fee of $7,500, plus out-of-pocket expenses.

64

A copy of our Form 10-K for the year ended December 31, 2014, will be furnished without charge upon written or telephonic request to Investor Relations, Larkin Building, 726 Exchange Street, Suite 618, Buffalo, NY 14210 or call (716) 819-5669.

/s/ Kristy Berner
Buffalo, New York	Kristy Berner
March 23, 2015	Corporate Secretary

65

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to "shareholder meeting registration" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M84070-P59573

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST NIAGARA FINANCIAL GROUP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01)	Austin A. Adams	06)	Carlton L. Highsmith
02)	G. Thomas Bowers	07)	Susan S. Harnett
03)	Roxanne J. Coady	08)	George M. Philip
04)	Gary M. Crosby	09)	Peter B. Robinson
05)	Carl A. Florio	10)	Nathaniel D. Woodson

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: In their discretion, the proxies are authorized to vote upon any other matters that are properly brought by or at the direction of the Board of Directors before the Annual Meeting and at any adjournments or postponements thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

66

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

M84071-P59573

FIRST NIAGARA FINANCIAL GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS APRIL 29, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary M. Crosby and Gregory W. Norwood, and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to attend the Annual Meeting of Stockholders of First Niagara Financial Group, Inc. (the "Annual Meeting") to be held at 726 Exchange Street, 6th Floor Conference Center, Buffalo, New York 14210 on April 29, 2015 at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof, to vote, as designated on the reverse side, all of the shares that the undersigned is entitled to vote at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the Annual Report on Form 10-K and revokes any proxy heretofore given with respect to the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS OR MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side

67